                                                                  Exhibit 4.11

================================================================================


                        RECEIVABLES PURCHASE AGREEMENT


                         dated as of December 13, 1994


                                    between


                           AMERISOURCE CORPORATION,
                                   as Seller


                                      and


                     AMERISOURCE RECEIVABLES CORPORATION,
                                 as Purchaser


================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I
                        AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement to Purchase and Sell ........................  1
SECTION 1.2  Timing of Purchases and Contributions .................  2
SECTION 1.3  Consideration for Purchases ...........................  5
SECTION 1.4  No Recourse ...........................................  5
SECTION 1.5  No Assumption of Obligations Relating
             to Receivables, Related Assets or Contracts ...........  5
SECTION 1.6  True Sales ............................................  5
SECTION 1.7  Addition of Sellers ...................................  6
SECTION 1.8  Termination of Status as a Seller .....................  6


                                   ARTICLE II
                         CALCULATION OF PURCHASE PRICE

SECTION 2.1  Calculation of Purchase Price .........................  7
SECTION 2.2  Definitions and Calculations Related
             to Purchase Price Percentage ..........................  8


                                  ARTICLE III
                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

SECTION 3.1  Purchase Price Payments ...............................  9
SECTION 3.2  The ARC Note .......................................... 11
SECTION 3.3  Application of Collections and Other Funds ............ 11
SECTION 3.4  Servicing of Receivables and Related Assets ........... 12
SECTION 3.5  Adjustments for Noncomplying Receivables,
             Dilution and Cash Discounts ........................... 12
SECTION 3.6  Payments and Computations, Etc ........................ 12


                                   ARTICLE IV
                            CONDITIONS TO PURCHASES

SECTION 4.1  Conditions Precedent to Initial Purchase .............. 13
SECTION 4.2  Certification as to Representations and Warranties .... 14

SECTION 4.3  Effect of Payment of Purchase Price ................... 14


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

SECTION 5.1  Representations and Warranties of the Seller .......... 15
SECTION 5.2  Representations and Warranties of ARC ................. 20


                                   ARTICLE VI
                        GENERAL COVENANTS OF THE SELLER

SECTION 6.1  Affirmative Covenants ................................. 21
SECTION 6.2  Reporting Requirements ................................ 24
SECTION 6.3  Negative Covenants .................................... 25


                                  ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                       RESPECT OF THE TRANSFERRED ASSETS

SECTION 7.1  Rights of ARC ......................................... 28
SECTION 7.2  Responsibilities of the Seller ........................ 28
SECTION 7.3  Further Action Evidencing Purchases ................... 29
SECTION 7.4  Collection of Receivables; Rights
             of ARC and Its Assignees .............................. 30


                                  ARTICLE VIII
                                  TERMINATION

SECTION 8.1  Termination by the Seller ............................. 31
SECTION 8.2  Automatic Termination ................................. 31

                                   ARTICLE IX
                                INDEMNIFICATION

SECTION 9.1  Indemnities by the Seller ............................. 32

                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1  Amendments; Waivers, Etc ............................. 34
SECTION 10.2  Notices, Etc ......................................... 34
SECTION 10.3  Cumulative Remedies .................................. 35
SECTION 10.4  Binding Effect; Assignability;
              Survival of Provisions ............................... 35
SECTION 10.5  Governing Law ........................................ 35
SECTION 10.6  Costs, Expenses and Taxes ............................ 35
SECTION 10.7  Submission to Jurisdiction ........................... 36
SECTION 10.8  Waiver of Jury Trial ................................. 36
SECTION 10.9  Integration .......................................... 37
SECTION 10.10 Counterparts ......................................... 37
SECTION 10.11 Acknowledgment and Consent ........................... 37
SECTION 10.12 No Partnership or Joint Venture ...................... 38
SECTION 10.13 No Proceedings ....................................... 38
SECTION 10.14 Severability of Provisions ........................... 38
SECTION 10.15 Recourse to ARC ...................................... 38


                                   EXHIBITS

EXHIBIT A            Form of ARC Note
EXHIBIT B            Form of AmeriSource Certificate
EXHIBIT C            Form of Seller Assignment Certificate


                                   SCHEDULES

SCHEDULE 1           Litigation and Other Proceedings
SCHEDULE 2           Offices of the Seller where Records are Maintained
SCHEDULE 3 Legal Names, Trade Names and Names Under Which the Companies Do Business
SCHEDULE 4           Changes in Financial Condition

                                   APPENDIX

APPENDIX A           Definitions

     This RECEIVABLES PURCHASE AGREEMENT, dated as of December 13, 1994 (this "Agreement"), is made between AMERISOURCE CORPORATION, a Delaware corporation (the "Seller"), and AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation ("ARC"). Except as otherwise defined herein, capitalized terms have the meanings that Appendix A assigns to them, and this Agreement shall be
              ----------
interpreted in accordance with the conventions set forth in Parts B, C and D of
                                                            -------  -     -
Appendix A.
- - - ----------

     WHEREAS, pursuant to the Pooling Agreement, ARC intends to transfer its interests in the Receivables sold pursuant hereto, together with Receivables contributed to ARC by the Seller from time to time, to the Trust in order to, among other things, finance its purchases hereunder;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I
                        AGREEMENT TO PURCHASE AND SELL


     SECTION 1.1  Agreement to Purchase and Sell .  On the terms and subject to
                  -------------------------------
the conditions set forth in this Agreement (including the conditions to purchases set forth in Article IV), the Seller agrees to sell, transfer, assign,
                       ----------
set over and otherwise convey to ARC and ARC agrees to purchase from the Seller, at the times set forth in Section 1.2, all of the Seller's right, title and
                          -----------
interest in, to and under:

          (a) each Receivable of the Seller (other than Contributed Receivables) and any Notes Receivable that existed and were owing to the Seller as at the closing of the Seller's business on the Initial Cut-Off Date,

          (b) each Receivable created by the Seller (other than Contributed Receivables) and any Notes Receivable that arise during the period from and including the closing of the Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

          (c) all Related Security with respect to all Receivables (other than Contributed Receivables) of the Seller,

          (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above (other than a Contributed Receivable) or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that the Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables (other than Returned Goods), and



          (e)  all Records relating to any of the foregoing.

     As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b), (ii) "Related Purchased Assets" means the items listed
- - - -----------     ---
above in clauses (c), (d) and (e), (iii) "Related Assets" means the Related
         -----------  ---     ---
Purchased Assets and the Related Contributed Assets, (iv) "Purchased Assets" means the Purchased Receivables and the Related Purchased Assets, and (v) "Transferred Assets" means the Purchased Receivables, the Contributed Receivables and the Related Assets.

     SECTION 1.2  Timing of Purchases and Contributions .
                  --------------------------------------

     (a)  Closing Date Purchases.  All of the Purchased Assets of the
          ----------------------
Seller that existed at the closing of the Seller's business on the Initial Cut-Off Date will be sold or (in accordance with the Subscription Agreement) contributed automatically to ARC on the Closing Date.

     (b)  Regular Purchases and Contributions.  Except as otherwise provided in
          -----------------------------------
Section 8.2, until the end of Phase I (or, if earlier, the Purchase Termination
- - - -----------
Date), each Receivable and the Related Assets with respect thereto shall be sold by the Seller to ARC unless the Receivable and Related Assets with respect thereto have been contributed by the Seller to ARC in accordance with the Subscription Agreement. The time at which each such sale and contribution becomes effective shall be determined in accordance with the remaining provisions of this Section 1.2. During Phase II, until the Purchase Termination
                   -----------
Date and except as otherwise provided in Section 8.2, each Receivable shall be
                                         -----------
deemed to have been sold by the Seller to ARC immediately (and without further action by any Person) upon the opening of business on the Determination Date for such Receivable, unless the Receivable and Related Assets have been contributed to ARC in accordance with the Subscription Agreement at such time.

     (c)  Determination Date Calculations.  No later than 11:00 a. m., New York
          -------------------------------
City time, on each Determination Date during Phase I, the Servicer will determine (which determination will be set forth in the Daily Report for such Determination Date):

               (i) the aggregate Unpaid Balance of Receivables (the "Available Receivables") originated on each Origination Date occurring on or after the previous Business Day but prior to such Determination Date,

               (ii)   the Minimum Return for the Available Receivables,

               (iii) the amount of the Cash Transfer (if any) that would be made on such day if the Available Receivables were sold by the Seller to ARC, and transferred by ARC to the Trust, on such day,

               (iv) the net increase (if any) that would be made in the ARC Revolving Amount on such day if the Available Receivables were sold by the Seller to ARC, and transferred by ARC to the Trust, on such day,

               (v) the "Transfer Value" for the Available Receivables, which shall be the sum of the amounts determined pursuant to clauses (iii)
                                                            -------------
     and (iv) above, and
         ----

               (vi) the excess (which may be a positive or negative number) of the Transfer Value of the Available Receivables over the Minimum
     Return for the Available Receivables; any such negative excess being the "Shortfall" for such Determination Date.

     (d)  Sale Timing if No Shortfall Exists.  If there is no Shortfall on such
          ----------------------------------
Determination Date (and no Look Back Period is then in effect), the Available Receivables will be sold by the Seller to ARC on that day, effective as of the time the Trustee initiates a wire transfer of that day's Cash Transfer to ARC; provided, that on any such Determination Date for which there is no Cash Transfer, such sale by the Seller shall be effective upon the Trustee's receipt of the Daily Report for such day.

     (e)  Sale Timing if a Shortfall Exists.  If a Shortfall shall exist
          ---------------------------------
on such Determination Date:
               (i) the Servicer shall, no later than 11:00 a.m., New York time, on the Determination Date, notify the Trustee and the Seller Agent by telephone (to be promptly confirmed by telecopy),

               (ii) the Seller shall deliver to the Seller Agent, no later than 11:15 a.m., New York time, on the Determination Date, a certificate in the form attached as Exhibit B (the "AmeriSource Certificate") signed by a senior officer of AmeriSource identified pursuant to the Original Seller Credit Agreement as being acceptable to the Seller Agent for such purpose that (A) specifies whether an Event of Default or an Unmatured Event of Default then exists (and, if such an event exists, describing such event in detail), and (B) sets forth the End-of-the-Day Seller Excess Borrowing Base for such day, as well as the calculation thereof. The AmeriSource Certificate may provide that the End-of-the-Day Seller Excess Borrowing Base has been calculated on the basis of the most recently required Borrowing Base Certificate under the Original Seller Credit Agreement, but in that event the AmeriSource Certificate shall also include a representation and warranty by AmeriSource to Seller Agent and each Seller Party that AmeriSource has no reason to believe that the End-of-the-Day Seller Excess Borrowing Base set forth therein would be any lower than $40,000,000 if calculated on the basis of a new Borrowing Base Certificate delivered under the Original Seller Credit Agreement as of the Determination Date.

               (iii) a period (the "Look Back Period") will commence; it being understood that the Look Back Period will end on the date the Trustee receives or is deemed to receive a Stop Date Notice or a Confirmation Notice, and

               (iv) the Affected Receivables will not be sold by the Seller to ARC, or transferred by ARC to the Trust, unless and until the Trustee receives or is deemed to receive a Confirmation Notice.

          (f)  Deemed Confirmation Notice.  If on the basis of the AmeriSource
          --------------------------
Certificate the End-of-the-Day Seller Excess Borrowing Base equals or exceeds $40,000,000, the Seller shall notify the Trustee and the Servicer as soon as practical in writing. Such notice shall be deemed to constitute a Confirmation Notice from the Seller Agent to the Trustee and the Servicer.

          (g)  Additional Look Back Period Calculations. On each Business Day
          ----------------------------------------
(other than the first Determination Date) falling in a Look Back Period, the mechanics described in clauses 1.2(c) through 1.2(f) will be repeated, with the
             --------------         ------
modifications that (i) all calculations (including calculations of the permitted Cash Transfer, the Transfer Value, the Shortfall and the End-of-the-Day Excess Borrowing Base) shall be made on a cumulative basis, as if all of the days in the Look Back Period were a single day, (ii) references to "Available Receivables" shall be deemed to be references to all Affected Receivables arising during the Look Back Period, (iii) references to the Determination Date will be deemed to be references to the day on which such mechanics are performed, (iv) Segregated Cash shall be recomputed on the basis of such day's Daily Reports, and (v) no additional Look Back Period will commence, and instead the existing Look Back Period will continue. If, on any such day, there is no Shortfall on such a cumulative basis or, on the basis of the AmeriSource Certificate, the End-of-the-Day Seller Excess Borrowing Base equals or exceeds $40,000,000, then the Seller shall notify the Trustee and the Servicer in writing, and the Servicer shall cause Segregated Cash in an amount not less than the amount assumed to be received by the Seller Agent for purposes of the calculation of the End-of-the-Day Seller Excess Borrowing Base to be transferred by the Trust to ARC on such day. Such notice from the Seller to the Trustee and the Servicer shall be deemed to constitute a Confirmation Notice from the Seller Agent to the Trustee and the Servicer.

     (h)  Effect of Confirmation Notice. If the Trustee receives a
          -----------------------------
Confirmation Notice by 2:00 p. m., New York City time, on any Business Day (including the Determination Date) during the Look Back Period, the Affected Receivables shall be sold by the Seller to ARC on such day. If the Trustee receives a Confirmation Notice on a day which is not a Business Day, or after 2:00 P.M., New York City time, on a Business Day, the Affected Receivables shall be sold by the Seller to ARC on the next Business Day. Any such sales shall be effective as of the time the Trustee initiates a wire transfer of an amount equal to the Segregated Cash (including that day's Cash Transfer) to ARC; provided, that if the amount of such Segregated Cash is zero, such sale by the Seller shall be effective upon the Trustee's receipt of the Confirmation Notice.

     (i)  Deemed Stop Date Notice. If the Seller Agent has not delivered
          -----------------------
(or been deemed to deliver) either a Stop Date Notice or a Confirmation Notice to the Trustee by 11:15 a.m., New York time, on the 5th Business Day after the Determination Date in any Look Back Period, the Seller Agent shall be deemed to have given a Stop Date Notice on such day.

     (j)  Trustee Reliance. The Trustee shall be entitled to rely
          ----------------
exclusively on the Servicer's determination of whether a Shortfall exists or the conditions specified in Section 1.2(f) or 1.2(g) exist, and such determination
                        --------------    ------
shall be binding on all parties to the Transaction Documents.

     SECTION 1.3  Consideration for Purchases .  On the terms and subject to the
                  ----------------------------
conditions set forth in this Agreement, ARC agrees to make Purchase Price payments to the Seller in accordance with Article III.
                                          -----------

     SECTION 1.4  No Recourse .  Except as specifically provided in this
                  ------------
Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to ARC for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

     SECTION 1.5  No Assumption of Obligations Relating to Receivables, Related
                  -------------------------------------------------------------
Assets or Contracts .  Neither ARC, the Servicer nor the Trustee shall have any
- - - -------------------
obligation or liability to any Obligor or other customer or client of the Seller (including any obligation to perform any of the obligations of the Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by ARC, the Servicer or the Trustee hereunder, and any assumption is expressly disclaimed.

     SECTION 1.6  True Sales .  The Seller and ARC intend the transfers of
                  ----------
Receivables hereunder to be true sales by the Seller to ARC that are absolute and irrevocable and that provide ARC with the full benefits of ownership of the Receivables, and neither the Seller nor ARC intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from ARC to the Seller.

     SECTION 1.7  Addition of Sellers .  Any Subsidiary or Affiliate of the
                  --------------------
Seller may become a Seller hereunder and sell its accounts receivable and property of the types that constitute Related Assets hereunder to ARC if the Rating Agency Condition is satisfied with respect to such addition. The Seller and its Subsidiary or Affiliate that is proposed to be added as a Seller shall give to ARC and the Applicable Rating Agencies not less than 30 days' prior written notice of the effective date of the addition of the Subsidiary or Affiliate as a Seller. Once the notice has been given, any addition of a Subsidiary or Affiliate of the Seller as a Seller pursuant to this section shall become effective on the first Business Day following the expiration of the 30-day period (or such later date as may be specified in the notice) on which (i) the Rating Agency Condition has been satisfied, (ii) the Seller has given the notice described in Section 3.05(e) of the Pooling Agreement to ARC, (iii) the Servicer shall have delivered to the Trustee a supplement to the Settlement Statement then in effect as described in Section 3.05(e) of the Pooling Agreement and (iv) the Subsidiary or Affiliate and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to ARC and the Trustee, that ARC or the Trustee reasonably determines are necessary or appropriate to effect the addition.

     SECTION 1.8  Termination of Status as a Seller .  (a)  At any time when
                  ----------------------------------
more than one Person is a Seller, a Seller may terminate its obligation to sell its Receivables and Related Assets to ARC if:

          (i) the Seller (a "Terminating Seller") shall have given ARC not less than 30 days' prior written notice of its intention to terminate the obligations, which notice shall be given by ARC to the Trustee and the Applicable Rating Agencies,

          (ii) an Authorized Officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect, and

          (iii) both immediately before and after giving effect to the termination by the Terminating Seller, no Liquidation Event or Unmatured Liquidation Event or Pay-Out Event shall have occurred and be continuing or shall reasonably be expected to occur.

     Any termination by a Seller shall become effective on the first Business Day that follows the day on which the requirements of clauses (a)(i) through
                                                      --------------
(iii) shall have been satisfied (or such later date specified in the notice or
- - - -----
certificate referred to in the clauses). Any termination by a Seller shall terminate its right and obligation to sell Receivables and Related Assets hereunder to ARC and ARC's agreement, with respect to the Terminating Seller, to purchase the Receivables and Related Assets; provided, however, that the termination shall not relieve the Terminating Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by the Terminating Seller prior to the effective date of the termination.

     (b) A Seller's right and obligation to sell its Receivables and Related Assets to ARC shall terminate immediately if the Seller ceases to be a Subsidiary of the Seller; provided, however, that the termination shall not relieve the Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by the Seller prior to the effective date of the termination.


                                  ARTICLE II
                         CALCULATION OF PURCHASE PRICE


     SECTION 2.1  Calculation of Purchase Price.  (a)  On each Business Day
                  -----------------------------
(including the Closing Date), the Servicer shall deliver to ARC, the Trustee and the Seller a Daily Report with respect to ARC's purchases of Receivables from the Seller:

         (i) that are to be made on the Closing Date (in the case of the Daily Report to be delivered on the Closing Date) or

         (ii) that were made on the immediately preceding Business Day (in the case of each subsequent Daily Report).

     (b) On each day when Receivables or Notes Receivable are purchased by ARC from the Seller pursuant to Article I, the "Purchase Price" to be paid to the
                            ---------
Seller on such day for the Purchased Receivables and Related Purchased Assets that are to be sold by the Seller on such day shall be determined in accordance with the following formula:

     PP   =    AUB x PPP

     where:

     PP   =    the aggregate Purchase Price for the Purchased Receivables and
               Related Purchased Assets to be purchased from the Seller on such day

     AUB the "Aggregate Unpaid Balance" of the Purchased Receivables that are to be purchased from the Seller on such day. For purposes of this calculation, "Aggregate Unpaid Balance" shall mean (i) for purposes of calculating the Purchase Price to be paid to the Seller on the Closing Date, the sum of the Unpaid Balance of each Receivable generated by the Seller, as measured as at the closing of the Seller's business on the

               Initial Cut-Off Date, and (ii) for purposes of calculating the Purchase Price on each Business Day thereafter, the sum of the Unpaid Balance of each Receivable to be purchased from the Seller on such day, calculated at the time of the Receivable's sale to ARC

     PPP  =    the Purchase Price Percentage applicable to the Receivables to be purchased from the Seller on such day, as determined pursuant to
               Section 2.2.
               -----------

     SECTION 2.2  Definitions and Calculations Related to Purchase Price
                  ------------------------------------------------------
                  Percentage .
                  -----------

     (a) "Purchase Price Percentage" for the Receivables to be sold by the Seller on any day shall mean the percentage determined in accordance with the following formula:

     PPP  =    100% - (LD + PDRR + RGP)

     where:

     PPP  =    the Purchase Price Percentage in effect on such day for the
               Seller,

     LD   =    the Loss Discount (expressed as a percentage) in effect on such day for the Seller, as determined pursuant to subsection (b)
                                                             --------------
               below,

     PDRR = the Purchase Discount Reserve Ratio (expressed as a percentage) in effect on such day for the Seller, as determined on such day pursuant to subsection (c) below, and
                           --------------

     RGP  =    the Returned Goods Percentage.

The Purchase Price Percentage, the Loss Discount and the Purchase Discount Reserve Ratio shall be recomputed by the Servicer on each Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective on the next Settlement Date.

     (b) "Loss Discount" in effect for any day for the Seller means a percentage equal to the Loss to Liquidation Ratio (expressed as a percentage) as in effect on such day (it being understood that the allocation of certain miscellaneous items will be required to be estimated for this purpose).

     (c) "Purchase Discount Reserve Ratio" for the Receivables to be sold by the Seller on any day shall mean a percentage determined in accordance with the following formula:

     PDRR =    (TD  x DR)  +  PD
                --
                360
     where:

     PDRR = the Purchase Discount Reserve Ratio in effect on such day for the Seller,

     TD   =    the Turnover Days for the Receivables originated by the Seller during the immediately preceding Calculation Period,

     DR   =    the Discount Rate (expressed as a percentage) in effect on such day as determined pursuant to subsection (d) below, and

     PD   =    a profit discount equal to 0.25%.



     (d) "Discount Rate" for the Receivables to be sold by the Seller on any day shall mean a fraction (expressed as a percentage) having (i) a numerator equal to 12, multiplied by an amount equal to the accrued Carrying Costs for the immediately preceding Calculation Period, and (ii) a denominator equal to the aggregate Unpaid Balance of the Receivables as of the last day of the immediately preceding Calculation Period.


                                  ARTICLE III
                  PAYMENT OF PURCHASE PRICE; SERVICING, ETC.


     SECTION 3.1  Purchase Price Payments.  (a)  On the Closing Date and on the
                  -----------------------
Business Day following each day on which any Receivables are purchased (or deemed purchased) from the Seller by ARC pursuant to Article I, on the terms and
                                                     ---------
subject to the conditions of this Agreement, ARC shall pay to the Seller the Purchase Price for the Receivables and Related Assets purchased on such day by ARC from the Seller by (i) making a cash payment (on the basis of the Purchase Price owing to the Seller) to the Seller to the extent that ARC has cash available to make the payment pursuant to Section 3.3 and (ii) if the Purchase
                                          -----------
Price to be paid to the Seller for the Receivables and Related Assets exceeds the amount of any cash payment on such day to the Seller pursuant to clause (i),
                                                                     ----------
by automatically increasing the principal amount outstanding under the ARC Note by the amount of the excess. In addition, on any Business Day ARC may prepay the Purchase Price to be paid to the Seller for Receivables and Related Assets generated on a subsequent Business Day. For purposes of the remaining provisions of this section, the Purchase Price otherwise payable on any day by ARC to the Seller shall be deemed to be reduced by cumulative unused amount of such prepayments.

     (b) On each Business Day, the "Noncomplying Receivables and Dilution Adjustment" shall be equal to the difference (whether the difference is positive or negative) between (i) the sum of (A) the Seller Dilution Adjustment, if any, for the immediately preceding

Business Day, as shown in the Daily Report for such day, plus (B) the Seller Noncomplying Receivables Adjustment, if any, for the immediately preceding Business Day, as shown in the Daily Report for such day, in the case of each of clauses (A) and (B), as the amounts are determined pursuant to Section 3.5,
- - - -----------     ---                                            -----------
minus (ii) the amount of any payments (if any) that ARC shall have received on the immediately preceding Business Day on account of a Seller Noncomplying Receivable that has been the subject of an earlier Seller Noncomplying Receivables Adjustment. If the Noncomplying Receivables and Dilution Adjustment is positive on any day, ARC shall reduce the Purchase Price payable to the Seller on such day by the absolute value of the Noncomplying Receivables and Dilution Adjustment. If instead the Noncomplying Receivables and Dilution Adjustment for the Seller is negative on any day, ARC shall increase the Purchase Price payable to the Seller on suc h day by the absolute value of the Noncomplying Receivables and Dilution Adjustment.

     (c) If a positive Noncomplying Receivables and Dilution Adjustment for the Seller on any day exceeds the Purchase Price payable by ARC to the Seller on such day, or if such day falls on or after the Purchase Termination Date, then, if the Seller continues to hold the ARC Note, the principal amount of that ARC Note shall be reduced automatically by the amount of the excess.

     (d) If, on any day prior to the Purchase Termination Date, the principal amount of the ARC Note is zero, then the amount of the excess of a positive Noncomplying Receivables and Dilution Adjustment for the Seller on such day over the Purchase Price payable by ARC to the Seller on such day (the "Purchase Price Credit") shall be credited against the Purchase Price payable by ARC to the Seller for subsequent Purchases of Receivables and Related Assets by ARC. If any Purchase Price Credit for the Seller has not been fully applied on or prior to the tenth Business Day (or mutually agreed upon earlier day) after the creation of the Purchase Price Credit, then, on the Business Day that follows the end of the ten Business Day (or shorter) period, the Seller shall pay to ARC in cash the remaining unapplied amount of the Purchase Price Credit.

     (e) If, on any day on or after the Purchase Termination Date, the principal amount of the ARC Note has been reduced to zero and there is a positive Noncomplying Receivables and Dilution Adjustment for the Seller for such day, then the Seller shall pay to ARC in cash the amount of the Noncomplying Receivables and Dilution Adjustment on the next succeeding Business Day.

     (f) If, on any day on or after the Purchase Termination Date, there is a negative Noncomplying Receivables and Dilution Adjustment for the Seller for such day, then ARC shall pay to the Seller in cash the amount of the Noncomplying Receivables and Dilution Adjustment no later than the Final Maturity Date, and the amount, until paid, shall bear interest at the rate of interest publicly announced from time to time by the Trustee as its reference rate, which interest shall also be paid no later than the Final Maturity Date.

     SECTION 3.2  The ARC Note .  (a)  On the Closing Date, ARC will deliver to
                  -------------
the Seller a promissory note, substantially in the form of Exhibit A, payable
                                                            ---------
to the order of the Seller (the promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "ARC Note"), that is subordinated to all Senior Interests now or hereafter arising under or in connection with the Pooling Agreement. The ARC Note is payable in full on the date that is twelve months after the date on which all Investor Certificates and Purchased Interests have been repaid in full and the Revolving Periods for all Investor Revolving Certificates and Purchased Interests have terminated. The ARC Note bears interest at a rate per annum equal to the rate publicly announced by the Trustee from time to time as its "reference" rate, determined as of each Cut-Off Date. ARC may prepay all or part of the outstanding balance of the ARC Note from time to time without any premium or penalty, unless the prepayment would result in a default in ARC's payment of any other amount required to be paid by it under any Transaction Document; provided, however, that no Liquidation Event or Unmatured Liquidation Event has occurred.

     (b) The Seller (or its designee) shall hold the ARC Note for the benefit of the Seller and shall make all appropriate recordkeeping entries with respect to the ARC Note or otherwise to reflect the payments on and adjustments of the ARC Note. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the ARC Note at any time. The Seller hereby irrevocably authorizes the Servicer to mark the ARC Note "CANCELLED" and return it to ARC upon the final payment thereof.

     SECTION 3.3  Application of Collections and Other Funds.  If, on any day,
                  ------------------------------------------
ARC receives proceeds of transfers pursuant to the Pooling Agreement, ARC shall apply the funds as follows:

         (a) first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under Section 7.02(m) of the Pooling
                                           ---------------
     Agreement).
         (b)  second, to pay the Purchase Price pursuant to Section 3.1 for
                                                            -----------
     Receivables and Related Assets purchased by ARC from the Seller on such day (in the case of the Closing Date) or the next preceding Business Day, and

         (c) third, in such order as ARC may elect, (A) to repay amounts owed by ARC to the Seller under the ARC Note, provided, however, that no Liquidation Event or Unmatured Liquidation Event has occurred,(B) to pay amounts owed pursuant to Section 3.1(f), or (C) to declare and pay
                              --------------
     dividends to the Seller to the extent permitted by law, so long as ARC shall be in compliance with Section 7.02(o) of the Pooling Agreement after giving effect to the dividends.

     SECTION 3.4  Servicing of Receivables and Related Assets .  Consistent with
                  --------------------------------------------
ARC's ownership of the Receivables and the Related Assets, as between the parties to this Agreement, ARC shall have the sole right to service, administer and collect the Receivables, to assign the right and to delegate the right to others. Without limiting the generality of Section 10.11, the Seller hereby
                                            -------------
acknowledges and agrees that ARC shall assign to the Trustee for the benefit of the Certificateholders the rights and interests granted by the Seller to ARC hereunder and agrees to cooperate fully with the Servicer and the Trustee in the exercise of the rights. As more fully described in Section 7.4(b) and in the
                                                    --------------
Pooling Agreement, the Trustee may exercise the rights in the place of ARC (as assignee or otherwise) only after the designation of a Servicer other than the Seller pursuant to Section 10.02 of the Pooling Agreement.

     SECTION 3.5  Adjustments for Noncomplying Receivables, Dilution and Cash
                  -----------------------------------------------------------
Discounts .  (a)  If at any time any of ARC, the Servicer, the Trustee or the
- - - ----------
Seller shall determine that any Receivable identified by the Servicer as an Eligible Receivable on the date of Purchase thereof by ARC or the contribution thereof to ARC was in fact a Seller Noncomplying Receivable on such date, or that any of the representations and warranties made by the Seller in Section
                                                                     -------
5.1(k) with respect to the Receivable was not true on such date, the Seller
- - - ------
shall be deemed to have received on the date of such determination a Collection of the Receivable in an amount equal to the Unpaid Balance of the Receivable (the sum of all such amounts for the Seller on any day being called the "Seller Noncomplying Receivables Adjustment" for the Seller for such day), and the Seller shall pay the amount of the Seller Noncomplying Receivables Adjustment to ARC in the manner provided for in Section 3.1.
                                  -----------

     (b) If on any day the aggregate Unpaid Balance of the Receivables sold or contributed to ARC on or before such date by the Seller is reduced in any manner described in the definition of "Dilution" or on account of any Cash Discounts (the total of the reductions being called the "Seller Dilution Adjustment" for the Seller for such day), then the Seller shall be deemed to have received on such day a Collection of Receivables in the amount of the Seller Dilution Adjustment and the Seller shall pay the amount to ARC in the manner provided in
Section 3.1.
- - - -----------

     SECTION 3.6  Payments and Computations, Etc .  (a)  All amounts to be paid
                   -------------------------------
by the Seller to ARC hereunder shall be paid in accordance with the terms hereof no later than 2:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that ARC shall from time to time specify in writing. Payments received by ARC after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then the payment shall be made on the next Business Day. The Seller shall, to the extent permitted by law, pay to ARC, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the ARC Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (b) All amounts to be paid by ARC to the Seller hereunder shall be paid no later than 2:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that the Seller shall from time to time specify in writing. Payments received by the Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next Business Day.


                                  ARTICLE IV
                            CONDITIONS TO PURCHASES


     SECTION 4.1  Conditions Precedent to Initial Purchase.  The initial
                  ----------------------------------------
purchase hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of ARC, and (ii) ARC shall have received (or in the case of subsection (g) below, shall have delivered) each of the following,
            --------------
on or before the Closing Date, each (unless otherwise indicated) dated the date hereof or the Closing Date and each in form and substance satisfactory to ARC:

          (a)  Seller Assignment Certificates.  A Seller Assignment
               ------------------------------
     Certificate in the form of Exhibit C from the Seller, duly completed,
                                ---------
     executed and delivered by the Seller,

          (b)  Resolutions.  A copy of the resolutions of the Board of
               -----------
     Directors of the Seller approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by ARC, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to ARC,

          (c)  Good Standing Certificate of the Seller; Certificates as to
               -----------------------------------------------------------
     Foreign Qualification of the Seller.  A good standing certificate for the
     -----------------------------------
     Seller, issued by the Secretary of State of the jurisdiction of its incorporation and of each state in which the Seller transacts business, is required to be in good standing and where the failure to be in good standing could materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Seller, each dated as of a recent date,

          (d)  Incumbency Certificate.  A certificate of the Secretary or
               ----------------------
     Assistant Secretary of the Seller certifying, as of a recent date reasonably acceptable to ARC, the names and true signatures of the officers authorized on the Seller's behalf to sign the Transaction Documents to be delivered by the Seller (on which certificate ARC, the Trustee and the Servicer may conclusively rely until such time as ARC shall receive from the Seller (with a copy to the Trustee and the Servicer), a revised certificate meeting the requirements of this subsection),

          (e)  Other Transaction Documents.  Original copies, executed by each
               ---------------------------
     of the parties thereto in such reasonable number as shall be specified by ARC, of each of the other Transaction Documents to be executed and delivered in connection herewith,

          (f)  Opinions of Counsel.  The opinion of Dechert Price & Rhoads,
               -------------------
     special counsel to the Seller, in form and substance satisfactory to ARC, as to general corporate, Federal, Pennsylvania and New York tax and UCC matters and true sale and non-consolidation,

          (g)  ARC Note.  The ARC Note, executed by ARC, and
               --------

          (h)  License Agreements.  Duly executed and counterparts of (i) a
               ------------------
     software license agreement between Seller and ARC, and (ii) an amendment to any license agreement between Seller and any third party vendor adding ARC as a licensee.

     SECTION 4.2  Certification as to Representations and Warranties.  The
                  --------------------------------------------------
Seller, by accepting the Purchase Price paid for each Purchase, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in Article
                                                                        -------
V (excluding, with respect to any day after the Closing Date, Section 5.1(i))
- - - -                                                             --------------
are true and correct on and as of such day, with the same effect as though made on and as of such day.

     SECTION 4.3  Effect of Payment of Purchase Price .  Upon the payment of the
                  ------------------------------------
Purchase Price (whether in cash or by an increase in the ARC Note pursuant to
Section 3.1) for any Purchase, title to the Receivables and the Related Assets
- - - -----------
included in the Purchase shall rest in ARC, whether or not the conditions precedent to the Purchase were in fact satisfied; provided, however, that ARC shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


     SECTION 5.1  Representations and Warranties of the Seller .  In order to
                  ---------------------------------------------
induce ARC to enter into this Agreement and to make purchases hereunder, the Seller hereby makes the representations and warranties set forth in this section at the times and to the extent set forth in Section 4.2.
                                            -----------

          (a)  Organization and Good Standing.  The Seller is a corporation duly
               ------------------------------
     organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own and sell the Receivables and the Related Assets.

          (b)  Due Qualification.  The Seller is duly qualified to do business
               -----------------
     and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals would have a substantial likelihood of having a Material Adverse Effect.

          (c)  Power and Authority; Due Authorization.  The Seller has (i) all
               --------------------------------------
     necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) sell and assign the Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action the sale and assignment and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

          (d)  Valid Sale; Binding Obligations.  Each sale made by the Seller
               -------------------------------
     pursuant to this Agreement, and each contribution made to ARC pursuant to the Subscription Agreement, shall constitute a valid sale (except in the case of Contributed Receivables), transfer, and assignment of all of the Seller's right, title and interest in, to and under the Receivables and the Related Assets of the Seller to ARC that is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, the Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as a result of any action taken by ARC hereunder or by the Trustee under the Pooling Agreement); and this Agreement constitutes, and each other Transaction Document to which the Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          (e)  No Conflict or Violation.  The execution, delivery and
               ------------------------
     performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by the Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or
     (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, would have a substantial likelihood of having a Material Adverse Effect.

          (f)  Litigation and Other Proceedings.  Except as described in
               --------------------------------
     Schedule 1, (i) there is no action, suit, proceeding or investigation
     ----------
     pending or, to the best knowledge of the Seller, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of each of clauses (i) and (ii), (A) asserts the invalidity of this Agreement or
        -----------     ----
     any other Transaction Document, (B) seeks to prevent the sale of any Receivables or Related Assets by the Seller to ARC, the issuance of the applicable Seller Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the applicable Seller Assignment Certificate, in the case of each of the foregoing Whether under the United States

     Federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations would have a substantial likelihood of having a Material Adverse Effect.

          (g)  Government Approvals.  All authorizations, consents, orders and
               --------------------
     approvals of, or other action by, any Governmental Authority that are required to be obtained by the Seller, and all notices to and filings (except, in respect of enforceability against a Federal Obligor, any filings under the Assignment of Claims Act and any consents required by states with respect to any Receivables arising from State and Local Obligors so long as such Receivables are not reported as Eligible Receivables), with any Governmental Authority that are required to be made by it, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by the Seller of this Agreement, the Seller's Seller Assignment Certificate or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

          (h)  Bulk Sales Act.  No transaction contemplated by this Agreement
               --------------
     or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

          (i)  Financial Condition.  The Seller hereby represents that its
               -------------------
     consolidated balance sheets as at September 30, 1993, and the related statements of income and shareholders' equity of the Seller and its Consolidated Subsidiaries for the fiscal year then ended certified by Ernst & Young, copies of which have been furnished to ARC and the Trustee, fairly present in all material respects the consolidated financial position and business of the Seller and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Seller and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied throughout the periods reflected therein, and, except as set forth in Schedule 4, since September 30, 1993 through the date hereof there has been no material adverse change in the condition (financial or otherwise), business or operations of the Seller.

          (j)  Margin Regulations.  No use of any funds obtained by the Seller
               ------------------
     under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

          (k)  Quality of Title.
               ----------------

                 (i) Immediately before each purchase to be made by ARC hereunder and each contribution to be made under the Subscription Agreement to ARC, each Receivable and Related Asset of the Seller that is then to be transferred to ARC thereunder, and the related Contracts, shall be owned by the Seller free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by ARC hereunder or by the Trustee under the Pooling Agreement); and the Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of ARC and its successors in the Receivables and Related Assets against all creditors of, and purchasers from, the Seller.

                 (ii) Whenever ARC makes a purchase hereunder or accepts a contribution under the Subscription Agreement, it shall have acquired a valid and perfected first priority ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by ARC hereunder or by the Trustee under the Pooling Agreement).

                 (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable, any interest therein or any Related Asset with respect thereto is on file in any recording office except financing statements as to termination statements or releases that are filed on the Closing Date or the day after the Closing Date and (x) such as may be filed (A) in favor of the Seller in accordance with the Contracts, (B) in favor of ARC pursuant to this Agreement or the Subscription Agreement and (C) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with the Pooling Agreement and (y) such as may have been identified to ARC prior to the Closing Date and termination statements relating to which have been placed with LEXIS Document Services for filing on the First Issuance Date or the first Business Day thereafter. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of the Seller that might give rise to Receivables is on file in any recording office except for (so long as the Intercreditor Agreement is in effect) financing statements or instruments in favor of the Seller Agent.

                 (iv) No Purchase by ARC constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                 (v) The Purchase by ARC constitutes a true and valid sale of the Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of the Receivables and Related Assets for security purposes), enforceable against the creditors of the Seller, and no Receivables or Related Assets transferred to ARC hereunder or under the Subscription Agreement shall constitute property of the Seller.

          (l)  Eligible Receivables.  (i)  On the date of each purchase of
               --------------------
     Receivables hereunder,each such Receivable,unless otherwise identified to ARC and the Trustee by the Servicer in the Daily Report for such date, is an eligable Receivable,and (ii) on the date of each Daily Report or Settlement statement that identifies a Receivable as an Eligible Receivable, such Receivable is an Eligable Receivable

          (m)  Accuracy of Information.  All written information furnished on
               -----------------------
     and after the Closing Date by the Seller or any other AmeriSource Person to ARC, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (n)  Offices.  The principal place of business and chief executive
       -------
     office of the Seller is located at the address set forth under the Seller's signature hereto, and the offices where the Seller keeps all Records and all Contracts, purchase orders and agreements related to the Receivables and the Related Assets (and all original documents relating thereto) are located at the addresses specified in Schedule 2 (or at such other
                                           ----------
     locations, notified to the Servicerand the Trustee in accordance with Section 6.1(f), in jurisdictions where all action required pursuant to
          --------------
     Section 7.3 has been taken and completed).
     -----------

          (o)  Account Banks and Payment Instructions.The names and addresses of
               --------------------------------------
     all the banks, together with the account numbers of the accounts at the banks, into which Collections are paid as of the Closing Date have been accurately identified to ARC in a letter from the Seller to ARC dated the Closing Date or have been specified in the notices as shall have been delivered thereafter pursuant to Section 6.3(c). Each Account Bank has
     executed and delivered an        --------------

     Account Agreement to ARC and the Trustee. Up to 5% of payments may, as a convenience, be picked up by employees or agents of the Seller authorized to accept payment for deliveries. Notwithstanding the foregoing, the Seller has instructed all Obligors to submit all payments on the Receivables and Related Assets directly to one of the Lockbox Accounts. Any payments not made directly to the Account Banks will be forwarded to the Account Banks within two Business Days.

          (p)  Subscription Agreement.  Each of the representations and
                    ----------------------
     warranties made by the Seller in the Subscription Agreement will be true and correct as of the date or dates made.

          (q)  Compliance with Applicable Laws.  The Seller is in compliance
               -------------------------------
     with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, would have a substantial likelihood of having a Material Adverse Effect.

          (r)  Legal Names.  Except as set forth in Schedule 3, since October
               -----------                          ----------
     31, 1989 the Seller has not been known by any legal name other than its corporate name as of the date hereof, except to the extent permitted otherwise pursuant to Section 6.3(e), nor has the Seller been the subject
                           --------------
     of any merger or other corporate reorganization since October 31, 1989 that resulted in a change of name, identity or corporate structure. The Seller uses no trade names other than its actual corporate name and the trade names set forth in Schedule 3.

          (s)  Investment Company Act.  The Seller is not, and is not
               ----------------------
     controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

          (t)  Taxes.  The Seller has filed or caused to be filed all tax
               -----
     returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and
     (iii) with respect to which no Adverse Claim, except Permitted Adverse Claims, has been imposed upon any Receivables or Related Assets.

     SECTION 5.2  Representations and Warranties of ARC .  From the date hereof
                  --------------------------------------
until the Purchase Termination Date, ARC hereby represents and warrants that
(a)(i) this Agreement has been duly executed and delivered by ARC and (ii) constitutes the legal, valid and binding obligation of ARC, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable law or any agreement to which ARC is a party or by which its properties are bound.

                                  ARTICLE VI
                        GENERAL COVENANTS OF THE SELLER


     SECTION 6.1  Affirmative Covenants .  From the Closing Date until the first
                  ----------------------
day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Investor Invested Amount shall have been reduced to zero, unless ARC shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

          (a)  Compliance with Laws, Etc.  The Seller will comply in all
               --------------------------
     material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related Contracts of the Seller and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

          (b)  Preservation of Corporate Existence.   The Seller will preserve
               -----------------------------------
     and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a substantial likelihood of having a Material Adverse Effect.

          (c)  Receivables Reviews.  The Seller shall, during regular business
               -------------------
     hours upon not less than five Business Days' prior notice, permit ARC and its agents or representatives, at the expense of the Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of the Seller relating to the Receivables or Related Assets generated by the Seller, and
     (ii) to visit the offices and properties of the Seller for the purpose of examining the materials described in clause (i) above, and to discuss
                                          ----------
     matters relating to any Receivables or any Related Assets of the Seller or the Seller's performance hereunder with any of the Authorized Officers of the Seller or, with the prior consent of an Authorized Officer of the Seller, with employees of the Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein
                                             -----------     ----
     called a "Seller Receivables Review"). ARC and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever ARC, in its reasonable judgment, deems it appropriate; provided, that prior to the occurrence and continuance of a Liquidation Event, ARC (or its agent or representative) shall give the Seller at least five Business Days' prior notice of any Seller Receivables Review, and ARC shall have the right to request a Seller Receivables Review not more than twice in any calendar year.

          (d)  Keeping of Records and Books of Account.  The Seller shall
               ---------------------------------------
     maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that, in the reasonable determination of ARC and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. Upon the reasonable request of ARC made at any time after the occurrence and continuance of a Servicer Default, the Seller will deliver copies of all books and records maintained pursuant to this subsection to the Trustee. The Seller shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder and shall include
     (i) all payments received and all credits and extensions granted with respect to the Receivables and (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by ARC.


          (e)  Performance and Compliance with Receivables and Contracts.  The
               ---------------------------------------------------------
     Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of the Seller related to the Receivables and Related Assets, the breach of which provisions, covenants or promises would have a substantial likelihood of having a Material Adverse Effect.

          (f)  Location of Records and Offices.  The Seller will keep its
               -------------------------------
     principal place of business and chief executive office, and the offices where it keeps all Records related to the Receivables and the Related Assets (and all original documents relating thereto), at the addresses referred to in Schedule 2 or, upon not less than 30 days' prior written
                    ----------
     notice given by the Seller to ARC, the Trustee and the Applicable Rating Agencies, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
                 -----------


          (g)  Credit and Collection Policies.  The Seller will comply in all
               ------------------------------
     material respects with its Credit and Collection Policy in regard to each Receivable of the Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

          (h)  Separate Corporate Existence of ARC.  The Seller hereby
               -----------------------------------
     acknowledges that the Trustee, on behalf of the Trust, is entering into the transactions contemplated by the Transaction Documents in reliance upon ARC's identity as a legal entity separate from the Seller and the other AmeriSource Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations of the Seller shall have been fully paid and performed and the Investor Invested Amount shall have been reduced to zero, the Seller will, and will cause each other AmeriSource Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of ARC and that ARC is not a division of the Servicer, the Seller or any other Person.

          (i)  Payment Instructions to Obligors.  The Seller will instruct all
               --------------------------------
     Obligors to submit all payments either (i) to one of the lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or to a Concentration Account or (ii) directly to one of the Lockbox Accounts; except to the extent otherwise permitted under Section 5.1(o).
                                                    --------------
          (j)  Segregation of Collections.  The Seller shall use reasonable
                --------------------------
     efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to ARC, the Servicer and the Trustee (following which notice, ARC shall cause the Servicer to return all the funds to the Seller).

          (k)  Identification of Eligible Receivables.  The Seller will (i)
               --------------------------------------
     establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables to be sold on that date that are not Eligible Receivables, and
     (ii) except as permitted in Section 3.05(c) of the Pooling Agreement, notify ARC prior to the occurrence of a Purchase if a Receivable to be sold hereunder will, to the Seller's knowledge, not be an Eligible Receivable as of the date of Purchase.

          (l)  Accuracy of Information.  All written information furnished on
               -----------------------
     and after the Closing Date by the Seller or any other AmeriSource Person to ARC, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (m)  Taxes.  File or cause to be filed, and cause each Person with
               -----
     whom it shares consolidated tax liability to file, all Federal, state and local tax returns that are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have an adverse effect, and pay or cause to be paid all taxes shown to be due and payable on taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2  Reporting Requirements .  From the Closing Date until the
                  -----------------------
first day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Investor Invested Amount shall have been reduced to zero, the Seller agrees that it will, unless ARC and the Trustee shall otherwise give prior written consent, and (with respect to the notices described below in subsections (c) and (d)) unless the
                                          ---------------     ---
Rating Agency Condition has beensatisfied, furnish to ARC and the Trustee and, in the case of the notices described below in subsections (c), (d) and (f), to
the Applicable Rating                         ---------------  ---     ---

      Agencies:

          (a)  Quarterly Financial Statements.  Within 50 days after the end of
               ------------------------------
     each of the first three fiscal quarters of each fiscal year of the Seller, copies of the unaudited consolidated balance sheets of the Seller and its Consolidated Subsidiaries as at the end of the fiscal quarter and the related unaudited statements of earnings and cash flows, in each case for the fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of the Seller,

          (b)  Annual Financial Statements.  As soon as possible and in any
               ---------------------------
     event within 120 days after the end of each fiscal year of the Seller, a copy of the consolidated balance sheet of the Seller and its Consolidated Subsidiaries as at the end of the fiscal year and the related statements of earnings, stockholders' equity and cash flows of the Seller and its Consolidated Subsidiaries for the fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified, without Impermissible Qualification, by Ernst & Young (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by the Seller),

          (c)  Liquidation Events.  As soon as possible, and in any event
               ------------------
     within five Business Days after an Authorized Officer of the Seller has obtained knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, a written statement of an Authorized Officer of the Seller describing the event and the action that the Seller proposes to take with respect thereto, in each case in reasonable detail,

          (d)  Material Adverse Effect.  As soon as possible and in any event
               -----------------------
     within five Business Days after an Authorized Officer of the Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or that would have a substantial likelihood of having, a Material Adverse Effect,

          (e)  Proceedings.  As soon as possible and in any event within five
               -----------
     Business Days after an Authorized Officer of the Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(f) not previously disclosed to ARC and
                              --------------
     (ii) any judgment,settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding, and

          (f)  Other.  Promptly, from time to time, (i) such other information,
               -----
     documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of the Seller, in each case as ARC may from time to time reasonably request in order to protect the interests of ARC, the Trustee or the Certificateholders under or as contemplated by this Agreement.

     SECTION 6.3  Negative Covenants .  From the Closing Date until the first
                  -------------------
day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Investor Invested Amount shall have been reduced to zero, unless ARC shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

         (a)  Sales, Liens, Etc.  Except as otherwise provided herein or in the
              ------------------
     Pooling Agreement, the Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to any Transferred Asset or any Contract related to any Receivable, or upon or with respect to any lockbox or account to which any Collections of any such Receivable or any Related Assets are sent or any interest therein, or (ii) except with respect to the security interest in Purchase Price granted to the Seller's senior lender, assign to any Person any right to receive income from or in respect of any of the foregoing.

          In the event that the Seller fails to keep any Transferred Assets free and clear of any Adverse Claim (other than a Permitted Adverse Claim, any Adverse Claims arising hereunder, and other Adverse Claims permitted by any other Transaction Document), ARC may (without limiting its other rights with respect to the Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. ARC shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article IX.
                                                                ----------
     Alternatively, ARC may deduct such expenditures as an offset to the Purchase Price owed to the Seller hereunder.

          The Seller will not pledge or grant any security interest in its inventory, the ARC Note or the capital stock of ARC unless prior to any pledge or grant the Seller, ARC, the Trustee and the person for whose benefits the pledge or grant is being made have entered into an Intercreditor Agreement.

          (b)  Extension or Amendment of Receivables; Change in Credit and
               -----------------------------------------------------------
     Collection Policy or Contracts.  The Seller will not, (i) without the
     ------------------------------
     prior written consent of ARC and the Trustee, which consent will not be unreasonably withheld, extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that would have a Material Adverse Effect on the Investor Certificateholders or the Purchasers or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of the Trustee, ARC and each Purchaser Agent and the Rating Agency Condition is satisfied with respect thereto, (y) with respect to collection procedures, the change is made with prior written notice to the Trustee, ARC and each Purchaser Agent and no Material Adverse Effect on any Series or Purchased Interest would result and (z) with respect to accounting policies relating to Receivables that have become Charged-Off Receivables, the change is made in accordance with GAAP.

          (c)  Change in Payment Instructions to Obligors.  The Seller will
               ------------------------------------------
     not (i) add or terminate any bank as an Account Bank from those listed in the letter referred to in Section 5.1(o) unless, prior to any such addition
                               --------------
     or termination,

     ARC, the Trustee and the Applicable Rating Agencies shall have received not less than five Business Days' prior written notice of the addition or termination and, not less than five Business Days prior to the effective date of any such proposed addition or termination, ARC and the Trustee shall have received (A) counterparts of the applicable type of Account Agreement with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (B) copies of all other agreements and documents signed by the Account Bank and such other parties with respect to any new Bank Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to ARC and the Trustee, or (ii) make any change in its instructions to Obligors, given in accordance with Section 5.1(o), regarding payments to be made to the Seller
                     --------------
     or payments to be made to any Account Bank, other than changes in the instructions that direct Obligors to make payments to another Bank Account at such Account Bank or another Account Bank or to the Master Collection Account.

          (d)  Mergers, Acquisitions, Sales, etc.  Except for (i) mergers or
               ----------------------------------
     consolidations in which the Seller is the surviving Person, (ii) mergers or consolidations of a Subsidiary of the Seller into the Seller or (iii) mergers or consolidations in which the surviving Person expressly assumes the performance of this Agreement and the Rating Agency Condition shall have been satisfied with respect to the consolidation or merger, the Seller will not be a constituent corporation to any merger or consolidation. The Seller will give the Applicable Rating Agencies and the Trustee notice of any such permitted merger or consolidation promptly following completion thereof. The Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Agreement, the Subscription Agreement or the Inventory Credit Agreement.

          (e)  Change in Name.  The Seller will not (i) change its corporate
               --------------
     name or (ii) change the name under or by which it does business in any manner that would or may make any financing statement filed by the Seller in accordance herewith seriously misleading within the meaning of Section9-402(7) of an applicable enactment of the UCC, in each case unless the Seller shall have given ARC, the Servicer, the Trustee and the Applicable Rating Agencies 30 days' prior written notice thereof and unless, prior to any change in name, the Seller shall have taken and completed all action required by Section 7.3.
                 -----------
          (f)  Certificate of Incorporation.  The Seller will not cause ARC to
               ----------------------------
     amend Article 3,6,7,8 or 9 of its Certificate of Incorporation without the Trustee's prior written consent, which consent will not be unreasonably withheld or delayed.

          (g)  Amendments to Transaction Documents.  The Seller will not amend
               -----------------------------------
     or otherwise modify or supplement any Transaction Document to which it is a party unless (i) ARC shall have given its prior written consent to each amendment, modification or supplement, which consent shall not be unreasonably withheld or delayed, and (ii) the Rating Agency Condition shall have been satisfied.

          (h)  Accounting for Purchases.  The Seller shall prepare its financial
               ------------------------
     statements in accordance with GAAP. The Seller shall not prepare any financial statements that account for the transactions contemplated in this Agreement in any manner other than as a sale of the Purchased Assets by the Seller to ARC, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by the Seller to ARC.

                                  ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                       RESPECT OF THE TRANSFERRED ASSETS


     SECTION 7.1  Rights of ARC.  (a) Subject to Section 7.4(b), the Seller
                  -------------                  --------------
hereby authorizes ARC, the Servicer and/or their respective designees to take any and all steps in the Seller's name and on behalf of the Seller that ARC, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing the Seller's rights under such Transferred Assets.

     (b)  Except as set forth in Section 3.5 with respect to Seller Noncomplying
                                 -----------
Receivables, ARC shall have no obligation to account for, to replace, to substitute or to return any Purchased Asset to the Seller. ARC shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Purchased Assets.

     (c) ARC shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets, and all of ARC's right, title and interest in, to and under this Agreement and the Subscription Agreement, on whatever terms ARC shall determine, pursuant to the Pooling Agreement or otherwise.

     (d) ARC shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

     SECTION 7.2  Responsibilities of the Seller .  Anything herein to the
                  -------------------------------
contrary notwithstanding:

          (a) The Seller agrees to deliver directly to the Servicer (for ARC's account), within three Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for ARC and shall be maintained and segregated separate and apart from all other funds and moneys of the Seller until delivery of such Collections to the Servicer.

          (b) The Seller shall perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if the Receivables had not been sold hereunder, and the exercise by ARC or its designee or assignee of ARC's rights hereunder or in connection herewith shall not relieve the

     Seller from any of its obligations under the Contracts or Related Assets related to the Receivables.

          (c) The Seller hereby grants to ARC an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by ARC (whether or not from the Seller) in connection with any Transferred Asset.

          (d) To the extent that the Seller does not own the computer software that the Seller uses to account for Receivables, the Seller shall use reasonable efforts to provide ARC and the Trustee with such licenses, sublicenses and/or assignments of contracts as ARC or the Trustee shall require with regard to all services and computer hardware or software used by the Seller that relate to the servicing of the Transferred Assets.

     SECTION 7.3 Further Action Evidencing Purchases .  The Seller agrees that
                 -----------------------------------
from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by ARC or contribution to ARC of the Receivables and the Related Assets under this Agreement or the Subscription Agreement (as applicable), or to enable ARC to exercise or enforce any of its rights under any Transaction Document. The Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that ARC, the Servicer or the Trustee may reasonably request in order to perfect, protect or more fully evidence the purchase or contribution of the Receivables and the Related Assets or to enable ARC or the Trustee (as the assignee of ARC) to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of ARC, the Seller will:

          (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as ARC or the Trustee may reasonably determine to be necessary or appropriate, and

          (b) mark the master data processing records evidencing the Receivables with the following legend:

          "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO AMERISOURCE RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 13, 1994, BETWEEN AMERISOURCE CORPORATION, AS SELLER, AND AMERISOURCE RECEIVABLES CORPORATION, AS PURCHASER; AND SUCH

          RECEIVABLES HAVE BEEN TRANSFERRED TO THE AMERISOURCE RECEIVABLES MASTER TRUST PURSUANT TO A POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 13, 1994, AMONG AMERISOURCE RECEIVABLES CORPORATION, AS TRANSFEROR, AMERISOURCE CORPORATION, AS THE INITIAL SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

     The Seller hereby authorizes ARC or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of the Seller, in each case whether now existing or hereafter generated by the Seller. Except for material performance obligations of the Seller to any Obligor hereunder or under any of the Contracts, if (i) the Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) ARC in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then ARC or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of ARC or its designee or assignee incurred in connection with such performance shall be payable by the Seller as provided in Section 9.1.
                                     -----------

     SECTION 7.4 Collection of Receivables; Rights of ARC and Its Assignees .
                 ----------------------------------------------------------
(a) The Seller hereby transfers to the Trustee (as transferee of ARC's interest in the Transferred Assets) the ownership of, and the exclusive dominion and control over, each of the Bank Accounts and all related lockboxes owned by the Seller, and the Seller hereby agrees to take any further action that ARC or the Trustee may reasonably request in order to effect or complete the transfer. The Seller further agrees to use reasonable efforts to prevent funds other than proceeds of the Transferred Assets from being deposited in any Bank Account.

     (b)  ARC may, at any time after a Liquidation Event or Servicer
Default, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to the Trustee or its designees. Furthermore, the Seller shall, at the request of ARC and at the Seller's expense, promptly give notice of the Trust's interest in the Receivables of the Obligor and the Related Assets to each such Obligor and direct that payments be made directly to the Trustee or its designee, which notice shall be acceptable in form and substance to ARC. In addition, the Seller hereby authorizes ARC to take any and all steps in the Seller's name and on its behalf that are necessary or desirable, in the reasonable determination of ARC, to collect all amounts due under any and all Transferred Assets, including endorsing the Seller's name on checks and other instruments representing Collections and enforcing the Transferred Assets and the Contracts related to the Receivables. The Trustee may exercise any of the foregoing rights in the place of ARC (as assignee or otherwise) at any time following the designation of a Servicer other than the Seller pursuant to Section 10.02 of the Pooling Agreement.

     (c) At any time when (i) a Liquidation Event shall have occurred and remain continuing or (ii) a Servicer other than the Seller has been designated pursuant to Section 10.02 of the Pooling Agreement, the Seller shall, at ARC's request, assemble all of the Records that evidence the Receivables and Related Assets originated by the Seller and the Contracts related to the Receivables, or that are otherwise necessary or desirable to collect the Receivables or Related Assets, and make the same available to ARC or the Trustee at a place selected by the Trustee or its designee.


                                  ARTICLE VIII
                                  TERMINATION


     SECTION 8.1 Termination by the Seller.  Prior to the Liquidation
                 -------------------------
Commencement Date, the Seller may terminate its agreement to sell Receivables hereunder to ARC by giving ARC and the Trustee not less than five Business Days' prior written notice of its election not to continue to sell Receivables to ARC. The Trustee shall notify the Certificateholders of all Series within five Business Days of receiving any notice. Upon receipt of a termination notice from the Seller, ARC shall notify the holders of each Series of Fixed Principal Certificates that it is electing to cause that Series to be prepaid in full and shall cause each Series of Investor Revolving Certificates and Purchased Interests to be repaid as early as is practicable. The sale of Receivables under this Agreement will not cease until all prepayments and repayments have been completed.

     SECTION 8.2  Automatic Termination.  The agreement of the Seller to sell
                  ---------------------
Receivables hereunder, and the agreement of ARC to purchase Receivables from the Seller hereunder, shall terminate automatically upon the Liquidation Commencement Date (including without limitation a Liquidation Commencement Date resulting from the Trustee's receipt of a Stop Date Notice); provided, however, that if, at any time prior to the Liquidation Commencement Date, an Event of Bankruptcy occurs as a result of a bankruptcy proceeding being filed against the Seller, then on and after the date on which such bankruptcy proceeding is filed until the dismissal of the proceeding ARC shall not purchase Receivables and Related Purchased Assets from the Seller.

                                   ARTICLE IX
                                INDEMNIFICATION


     SECTION 9.1 Indemnities by the Seller.  Without limiting any other rights
                 -------------------------
that any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, the Seller agrees to indemnify ARC, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

          (a) any representation or warranty made in writing by the Seller (or any of its Authorized Officers) under any of the Transaction Documents, any Settlement Statement, any Daily Report or any other information or report delivered by the Seller or the Servicer with respect to the Seller or the Receivables or Related Assets originated by the Seller, that contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements not misleading when made,

          (b) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation ,

          (c) the failure to vest and maintain vested in ARC a first priority perfected ownership interest in the Receivables, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of ARC pursuant to this Agreement or in favor of the Trustee pursuant to the Pooling Agreement), whether existing at the time of the sale of such Receivable or at any time thereafter and without regard to whether such Adverse Claim was a Permitted Adverse Claim,

          (d) any failure of the Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents,

          (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than ARC of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Transferred Assets with respect thereto or Collections thereof,

          (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferred Assets or Collections, whether at the time of any sale or at any subsequent time,

          (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Receivable or Related Asset, or purported Receivable or Related Asset, including a defense based on the Receivable's or the related Contract's not being a legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms, and

          (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of ARC or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, that may arise by reason of the purchase or ownership of the Receivables or any Related Asset connected with any such Receivable s.

Notwithstanding the foregoing (and with respect to clause (ii) below, without
                                                   -----------
prejudice to the rights that ARC may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of the RPA Indemnified Party, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to the Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is an AmeriSource Person), (iv) to the extent the same are or result from lost profits, (v) to the extent the same are or result from taxes on or measured by the net income of the RPA Indemnified Party and
(vi) to the extent the same constitute consequential, special or punitive damages.

     If for any reason the indemnification provided above in this section is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then the Seller shall contribute to the maximum amount payable or paid to the RPA Indemnified Party as a result of the loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the RPA Indemnified Party on the one hand and the Seller on the other hand, but also the relative fault of the RPA Indemnified Party (if any) and the Seller and any other relevant equitable considerations.

                                   ARTICLE X
                                 MISCELLANEOUS


     SECTION 10.1 Amendments; Waivers, Etc. (a) The provisions of this
                  ------------------------
Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by ARC and the Seller (with respect to an amendment) or by ARC (with respect to a waiver or consent by it) and, in the case of any amendment, modification or waiver, to the extent provided in Section 7.02(k) of the Pooling Agreement, by the Trustee, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall not be amended unless
(i) ARC shall have delivered the proposed amendment to the Applicable Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and the Rating Agency Condition has been satisfied with respect to such amendment, and
(ii) if the terms of the Intercreditor Agreement prohibit such amendment, modification or waiver without the written consent of the Seller Agent, ARC and the Trustee shall have received copies of such consent.

     (b)  No failure or delay on the part of ARC, any RPA Indemnified
Party, or the Trustee or any other third party beneficiary referred to in
Section 10.11(a) in exercising any power or right hereunder shall operate as a
- - - ----------------
waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by ARC or the Trustee under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2 Notices, Etc.  All notices and other communications provided
                  ------------
for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee and the Applicable Rating Agencies at their respective addresses for notices set forth in the Pooling Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two

Business Days after having been given to the courier unless sooner received by the addressee.

     SECTION 10.3 Cumulative Remedies.  The remedies herein provided are
                  -------------------
cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Seller hereby authorizes ARC, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of the Seller to ARC that are then due and payable or that are not then due and payable from the Seller to ARC but have then accrued, any and all indebtedness or other obligations at any time owing to the Seller by ARC to or for the credit or the account of the Seller or that are not then due and payable from ARC to the Seller but have then accrued.

     SECTION 10.4 Binding Effect; Assignability; Survival of Provisions.  This
                  -----------------------------------------------------
Agreement shall be binding upon and inure to the benefit of ARC and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of ARC, the Trustee and the Applicable Rating Agencies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Trust is terminated pursuant to Section 12.01 of the Pooling Agreement, on which all Obligations of the Seller shall have been finally and fully paid and performed or such other time as the parties hereto shall agree and as to which the Trustee (at the direction of the Majority Investors) shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to

Article V and the indemnification and payment provisions of Article IX and
- - - ---------                                                   ----------
Section 10.6 shall be continuing and shall survive any termination of this
- - - ------------
Agreement.

     SECTION 10.5 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                  -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF ARC IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 10.6 Costs, Expenses and Taxes.  In addition to the obligations of
                  -------------------------
the Seller under Article IX, the Seller agrees to pay on demand:
                 ----------

          (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement, the applicable Seller Assignment Certificate or the other Transaction Documents by ARC or any successor in interest to ARC, and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees.

     SECTION 10.7  Submission to Jurisdiction.  EACH PARTY HERETO HEREBY
                   --------------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT,
(B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF THE ACTION OR PROCEEDING, AND (C) IN THE CASE OF ARC, IRREVOCABLY APPOINTS PRENTICE-HALL CORPORATION SYSTEM, INC. (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING. THE SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE PROCESS TO ARC IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND ARC HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT THE SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF ARC AND THE SELLER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO ARC OR THE SELLER (AS APPLICABLE) AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 10.8  Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT
                   --------------------
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THE TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN
                                                                         page36

CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 10.9  Integration.  This Agreement and the other Transaction
                   -----------
Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

     SECTION 10.10  Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     SECTION 10.11  Acknowledgment and Consent. (a) The Seller acknowledges
                    --------------------------
that, contemporaneously herewith, ARC is selling, transferring, assigning, setting over and otherwise conveying to the Trust all of ARC's right, title and interest in, to and under the Transferred Assets, this Agreement and all of the other Transaction Documents pursuant to Sections 2.01 and 2.04 of the Pooling Agreement. The Seller hereby consents to the sale, transfer, assignment, set over and conveyance to the Trust by ARC of all right, title and interest of ARC in, to and under the Transferred Assets, this Agreement and the other Transaction Documents, and all of ARC's rights, remedies, powers and privileges, and all claims of ARC against the Seller, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including
(i) the right of ARC, at any time, to enforce this Agreement against the Seller and the obligations of the Seller hereunder, (ii) the right to appoint a successor to the Servicer at the times and upon the conditions set forth in the Pooling Agreement, and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Seller thereunder to the same extent as ARC may do. Each of the parties hereto acknowledges and agrees that the Trustee and the Trust are third party beneficiaries of the rights of ARC arising hereunder and under the other Transaction Documents to which the Seller is a party. The Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Bank Accounts or the Trust Accounts.

     (b) The Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that ARC or the Trustee reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above.  To the extent that
- - - --------------

ARC, individually or through the Servicer, has granted or grants powers of attorney to the Trustee under the Pooling Agreement, the Seller hereby grants a corresponding power of attorney on the same terms to ARC. The Seller hereby acknowledges and agrees that ARC, in all of its capacities, shall assign to the Trustee for the benefit of the Certificateholders the powers of attorney and other rights and interests granted by the Seller to ARC hereunder and agrees to cooperate fully with the Trustee in the exercise of the rights.

     SECTION 10.12  No Partnership or Joint Venture.  Nothing contained in this
                    -------------------------------
Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

     SECTION 10.13  No Proceedings.  The Seller hereby agrees that it will not
                    --------------
institute against ARC or the Trust, or join any other Person in instituting against ARC or the Trust, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Investor Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Investor Certificates shall have been outstanding. The foregoing shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against ARC or the Trust by any Person other than a Seller, the Seller or any other AmeriSource Person.

     SECTION 10.14  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

     SECTION 10.15  Recourse to ARC.  Except to the extent expressly provided
                    ---------------
otherwise in the Transaction Documents, the obligations of ARC under the Transaction Documents to which it is a party are solely the obligations of ARC, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against ARC that arises out of any Transaction Document to which ARC is a party against any director, officer or employee of ARC. The provisions of this section shall survive the termination of this Agreement.

     [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   AMERISOURCE CORPORATION,
                                    as the Seller


                                   By:______________________________

                                    Title:__________________________

                                   Address:  300 Chester Field Parkway
                                   Malvern, Pennsylvania 19355

                                   Attention:   Kurt Hilzinger
                                   Telephone:   (610) 296-4480
                                   Facsimile:   (610) 993-9085



                                   AMERISOURCE RECEIVABLES CORPORATION,
                                    as the purchaser


                                   By:_______________________________

                                    Title:___________________________

                                   Address:     P.O. Box 1735
                                                Southeastern,
                                                Pennsylvania 19399-1735

                                   Attention:   Kurt Hilzinger
                                   Telephone:   (610) 296-4480
                                   Facsimile:   (610) 993-9085

STATE OF NEW YORK        )
                         )  SS.
COUNTY OF NEW YORK       )


     On the __th day of   December, 1994 before me personally came
____________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________
of AmeriSource Corporation, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

     Given under my hand and notarial seal, this __th day of December, 1994.


                                    ________________________________
                                    Notary Public


                                    Type or
                                    Print Name:_____________________


My commission expires:

- - - --------------------------

STATE OF NEW YORK        )
                         )  SS.
COUNTY OF NEW YORK       )


     On the __th day of December, 1994 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is the ______________ of AmeriSource
Receivables Corporation, a __________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

     Given under my hand and notarial seal, this __th day of December, 1994.

                                    ________________________________
                                    Notary Public


                                    Type or
                                    Print Name:_____________________


My commission expires:

- - - -------------------------

                                                                       EXHIBIT A

                                FORM OF ARC NOTE
                                ----------------

                                                              New York, New York
                                                               December 13, 1994


     FOR VALUE RECEIVED, the undersigned, AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation ("ARC"), promises to pay to AMERISOURCE CORPORATION, a Delaware corporation (the "Seller" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in the Receivables Purchase Agreement of even date herewith (the "Agreement") between ARC and the Seller, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by ARC from the Seller pursuant to Article III of the Agreement. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

     1.  Purchase Agreement.  This Note is the ARC Note described in, and is
         ------------------
subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of ARC and the Seller.

     2.  Rules of Construction; Definitions.  Certain rules of construction
         ----------------------------------
governing the interpretation of this Note are set forth in Appendix A to the Agreement and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Agreement. In addition, as used herein, the following terms have the following meanings:

               "Bankruptcy Proceedings" means any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to ARC, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of ARC or any sale of all or substantially all of the assets of ARC; provided, however, that none of the commencement of the Liquidation Period, the allocation and distribution of Collections and other amounts during the Liquidation Period in accordance with the terms of the Pooling Agreement and the liquidation, dissolution and winding up of ARC during the Liquidation Period in accordance with the Pooling Agreement after the termination of the Pooling Agreement in accordance with
     Section 12.01 thereof shall constitute a "Bankruptcy Proceeding," so long as no bankruptcy, insolvency, receivership or other similar proceedings shall have been commenced by or against ARC and be continuing.

             "Final Maturity Date" means the date occurring one year and one day after the Final Scheduled Payment Date of the latest maturing Series or Purchased Interest from time to time outstanding.

             "Highest Lawful Rate" has the meaning set forth in paragraph 9.
                                                                -----------

             "Junior Liabilities" means all obligations of ARC to the Holder under this Note.

             "Reference Rate" means, with respect to any day occurring in a Calculation Period, the rate of interest publicly announced from time to time by Bankers Trust Company as its "prime rate" and in effect on the first day of such Calculation Period, as determined by the Servicer.

             "Senior Interests" means all obligations of ARC to the Certificateholders under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including without limitation interest or other amounts due or to become due after an Event of Bankruptcy.

             "Subordination Provisions" means, collectively, the provisions of paragraph 7.
        -----------
     3.  Interest.  Subject to the Subordination Provisions, ARC promises to pay
         --------
interest on the aggregate unpaid principal amount of this Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate in effect on such day.

     4.  Interest Payment Dates.  (a)  Subject to the Subordination Provisions,
         ----------------------
ARC shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. ARC also shall pay accrued interest on the principal amount of each prepayment hereof on the last day of each calendar month.

     (b) Notwithstanding the provisions of paragraph 4(a), in the event that on
                                           --------------
the date an interest payment is due hereunder the amount of funds available therefor pursuant to clause Eighth of Section 4.03(g) of the Pooling Agreement is insufficient to pay any amount due pursuant to paragraph 4(a), then interest
                                                  --------------
shall be payable only to the extent that funds are available therefor in accordance with Section 4.03(g) of the Pooling Agreement. All interest on this Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor pursuant to clause Eighth of Section 4.03(g) of the Pooling Agreement, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

     5. Basis of Computation.  Interest accrued hereunder shall be computed for
        --------------------
the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates.  Subject to the Subordination Provisions, any
        -----------------------
unpaid principal of this Note shall only become due and payable on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by ARC to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by ARC under any Transaction Document.

     7. Subordination Provisions.  ARC covenants and agrees, and the Holder, by
        ------------------------
its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in this paragraph:

          (a) In the event of any Bankruptcy Proceeding, the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Holder would be entitled except for this clause (a) shall be made directly to the Certificateholders, and (ii)
     ----------
     if a Bankruptcy Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount the Junior Liabilities, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Certificateholders until the Senior Interests shall have been paid and performed in full and in cash.

          (b) In the event that the Holder receives any payment or other distribution of any kind or character from ARC or from any other source whatsoever, in payment of the Junior Liabilities, after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Certificateholders and shall be turned over by the Holder to the Certificateholders forthwith.

          (c) Upon the final indefeasible payment in full and in cash of all Senior Interests, the Holder shall be subrogated to the rights of the Certificateholders to receive payments or distributions from ARC that are applicable to the Senior Interests until the Junior Liabilities are paid in ull.

          (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Certificateholders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between ARC, its creditors (other than the Certificateholders) and the Holder, ARC's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Agreement or to affect the relative rights of the Holder and creditors of ARC (other than the Certificateholders).

          (e) The Holder shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of ARC (other than to the Senior Interests), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in ARC, unless, in the case of each of clauses (i) and (ii), the Holdershall have received the prior
                -----------     ----
     written consent of the Certificateholders in each case.

          (f) The Holder shall not, without the advance written consent of the Certificateholders, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to ARC until at least one year and one day shall have passed after the Senior Interests shall have been finally paid and performed in full and in cash; provided, however, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any insolvency proceeding instituted against ARC by any Person other than the Holder, ARC or any other AmeriSource Person (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).
          (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Certificateholder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

          (h) Each of the Certificateholders may, from time to time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Interests, (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests, (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document to which it is a party, and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

          (i) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Certificateholders, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.

          (j) These Subordination Provisions constitute a continuing offer from ARC to all Persons who become the holders of, or who continue to hold, Senior Interests, and these Subordination Provisions are made for the benefit of the Certificateholders, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

     8. General.  No failure or delay on the part of the Holder in
        -------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by ARC and the Seller, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

     9. Limitation on Interest.  Notwithstanding anything in this Note to the
        ----------------------
contrary, ARC shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest that would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by ARC under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest that would otherwise be payable by ARC under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by ARC or any interest paid by ARC in excess of the Highest Lawful Rate shall be refunded to ARC. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Seller in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     10  No Negotiation.  This Note is not negotiable.
         --------------

     11  Governing Law.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER
         -------------
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     12  Security Interest.  The Seller may grant a security interest in or
         -----------------
otherwise pledge this Note as security, and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions (including the Subordination Provisions) set forth herein.

     13  Captions.  Paragraph captions used in this Note are provided solely for
         --------
convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

                         AMERISOURCE RECEIVABLES CORPORATION


                              By:_________________________________
                                Title:____________________________

                                                                       EXHIBIT B

                                    FORM OF
                            AMERISOURCE CERTIFICATE
                            -----------------------

                                                                       EXHIBIT C

                                    FORM OF
                         SELLER ASSIGNMENT CERTIFICATE
                         -----------------------------


     Reference is made to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement") between AMERISOURCE CORPORATION (the "Seller") and AMERISOURCE RECEIVABLES CORPORATION ("ARC"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in Appendix A to the Agreement.

     The Seller hereby sells, transfers, assigns, sets over and conveys unto ARC and its successors and assigns all right, title and interest of the Seller in, to and under:

          (a) each Receivable of the Seller (other than Contributed Receivables) that existed and was owing to the Seller as at the closing of the Seller's business on the Initial Cut-Off Date,

          (b) each Receivable created by the Seller (other than Contributed Receivables) that arises during the period from and including the closing of the Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

          (c) all Related Security with respect to all Receivables (other than Contributed Receivables) of the Seller,

          (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above (other than a Contributed Receivable) or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that the Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables), and

          (e)  all Records relating to any of the foregoing.

     This Seller Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party. The Seller acknowledges and agrees that ARC is accepting this Seller Assignment Certificate in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party.

     THIS SELLER ASSIGNMENT CERTIFICATE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the undersigned has caused this Seller Assignment Certificate to be duly executed and delivered by its duly Authorized Officer this 13th day of December, 1994.

                              AMERISOURCE CORPORATION



                              By:_________________________________
                                Title:____________________________

                                                                      SCHEDULE 1
                                                           to Purchase Agreement


                        LITIGATION AND OTHER PROCEEDINGS
                        --------------------------------

A. Seller is named as a defendant in the following L-Tryptophan lawsuit. Seller believes it is entitled to full indemnification by its suppliers and the manufacturer of L-Tryptophan with respect to this lawsuit:

     1.   Margaret M. O'Neill, et al. v. Showa Denko, K.K., et al., Court of
          -------------------------------------------------------
          Common Pleas, Cuyahoga County, Ohio, No. 91-218888-CV.

B. Seller is named as a defendant, along with six other wholesale distributors and twenty-four pharmaceutical manufacturers, in 14 civil actions filed in the United States District Court for the Southern District of New York. For pretrial matters, these cases, along with thirty-four others (to which the Company is not a party) have been transferred to the United States District Court for the Northern District of Illinois. In general, these lawsuits all claim that the manufacturer and wholesaler defendants have combined, contracted and conspired to fix the prices charged to plaintiffs and class members for prescription brand name pharmaceuticals. Specifically, plaintiffs claim that m the defendants use "chargeback agreements" to give some institutional pharmacies discounts that are not made available to retail drug stores. Seller believes it has meritorious defenses to the claims asserted in these lawsuits.

C. In connection with its examination of the consolidated Federal income tax returns of Seller and its subsidiaries for the taxable years ended September 30, 1987 through December 29, 1988 and of AmeriSource Distribution Corporation and its subsidiaries (including Seller) for the taxable years ended September 30, 1989 through September 30, 1991, the Internal Revenue Service (the "IRS") has delivered to Seller certain Notices of Proposed Adjustment reflecting proposed increases to the taxable income of the consolidated groups for those periods.

     The IRS has not yet delivered a Revenue Agent's Report and accompanying"30-day letter" upon the conclusion of the examination pursuant to which the taxpayers are permitted to file an administrative protest of any proposed adjustments with the IRS Appeals Office. Seller expects to contest substantially all of the proposed adjustments.

D. Seller has removed two underground storage tanks (the "USTs") at its Charleston, South Carolina facility and is awaiting finalization by the South Carolina Department of Health and Environmental Control on its closure report. The USTs in South

     Carolina are registered under the state's SUPERB program.
     Seller retained General Engineering Laboratories ("GEL") to study its Charleston, South Carolina property and to determine the extent of the environmental problem existing at that site.

     GEL completed its Subsurface Soil Investigation and issued a report dated October 22, 1993, which identified elevated concentrations of lead in the soil at the Charleston, South Carolina facility. Seller then retained RMT, Inc. ("RMT") to perform a groundwater investigation at the facility. RMT completed its Groundwater Investigation and issued a report dated July 1994, which found lead in unfiltered groundwater samples taken at the facility. Seller submitted RMT's report to the South Carolina Department of Health and Environmental Control ("SC DHEC").

     As described in Seller's Form 10-Q for the Fiscal Quarter Ended June 30, 1994, Seller reserved $4.1 million during the third quarter of fiscal 1994 to cover future consulting, legal and remediation and ongoing monitoring costs for the Charleston, South Carolina facility.

     In September 1994, SC DHEC directed Seller to conduct additional groundwater and soil investigations at the facility. In October 1994, RMT submitted a proposed workplan to SC DHEC describing the additional investigation activities that will be undertaken at the facility.

                                                                      SCHEDULE 2
                                                           to Purchase Agreement



                          OFFICES OF THE SELLER WHERE
                            RECORDS ARE MAINTAINED
                        -------------------------------







AmeriSource Corporation                              AmeriSource-Louisville
300 Chester Field Parkway                            244 E. Woodlawn
Malvern, PA 19355                                    Louisville, ky 40214

AmeriSource-Chattanooga                              AmeriSource-Lynchburg
300 Tallan Building                                  9221  Timberlake Road
Two Union Square                                     Lynchburg, VA 24502
Chattanooga, TN 37402

AmeriSource-Paducah
322 North 3rd Street
Paducah, KY 42001

AmeriSource-Minneapolis
6810 Shady Oak Road
Eden Prairie, MN 55344

AmeriSource-Thorofare
400 Grove Road
Thorofare, NJ 08086

Rita-Ann Distributors
901 Curtain Avenue
Baltimore, MD 21218

AmeriSource-Columbus
1200 E. 5th Avenue
Columbus, OH 43219

AmeriSource- Toledo
3145 Nebraska
Toledo, OH 43607

                                                                      SCHEDULE 3
                                                           to Purchase Agreement


                                  LEGAL NAMES
                                  -----------

                            AmeriSource Corporation
                        Alco Health Services Corporation


                                  TRADE NAMES
                                  -----------

1.   AmeriSource Corporation
     Malvern, PA

2.   The Drug House
     Harrisburg, PA

3.   The Drug House
     Thorofare, NJ

4.   Family Independent Pharmacy
     Columbus, OH

5.   Family Pharmacy
     Columbus, OH

6.   The Kauffman-Lattimer Company
     Louisville, KY

7.   The Kauffman-Lattimer Company
     Columbus, OH

8.   Home Health Care
     Sioux Falls, SD

9.   Meyers & Company
     Tiffin, OH

10.  R A Distributors
     Baltimore, MD

11.  Rita-Ann Distributors
     Baltimore, MD

12.  Strother Drug Company
     Lynchburg, VA

13.  Alco Health Services Northeast
     Thorofare, NJ
     Harrisburg, PA

14.  Alco Health Services Southeast
     Chattanooga, TN
     Johnson City, TN
     Valdosta, GA

15.  Alco Health Services West Central
     Sioux Falls, SD
     Council Bluffs, IA
     Joplin, MO
     Minneapolis, MN

16.  Alco Health Services Mid Central
     Columbus, OH
     Louisville, KY

17.  Alco Health Services North Central
     Mishawaka, IN
     Toledo, OH
     Tiffin, OH

18.  Alco Health Services South Central
     Paducah, KY

19.  Alco Health Services Atlantic Coast
     Lynchburg, VA

20.  Duff Brothers
     Chattanooga, TN

21.  Smith-Higgins Company
     Johnson City, TN

22.  Brown Drug Company
     Sioux City, SD
     Council Bluffs, IA

23.  AmeriSource (Minnesota) Corporation

24.  AmeriSource (New York)

25.  AmeriSource (Indiana) Corporation

26.  AmeriSource (Iowa) Corporation

27.  AmeriSource (Services) Corporation

                                                                      SCHEDULE 4
                                                           to Purchase Agreement

                         CHANGES IN FINANCIAL CONDITION
                         ------------------------------

A. Write-off of Seller's remaining balance of goodwill of $179.8 million in the third quarter of fiscal 1994, as described in Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994.

B. Redemption of Existing Subordinated Notes, as described in Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994.

C. Exchange of $40,329,000 principal amount of New Subordinated Notes and $101,000 cash for $40,329,000 principal amount of Existing Subordinated Notes, as described in Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994. In addition, Seller paid certain holders of Existing Subordinated Notes cash consideration of $520,000 in exchange for such holders' agreement not to tender any of the Existing Subordinated Notes or to exercise any other rights they might have with respect to a consolidated net worth provision in the indenture for the Existing Subordinated Notes, as described in Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994.

D.   See Schedule 1 - Litigation and Other Proceedings.
         ----------

E. Effective October 1, 1993, Seller adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (Statement 106) and Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (Statement 109). See Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994 for a discussion.

F. As of the date hereof, Seller has commenced the redemption of all outstanding Subordinated Notes which will be redeemed at the applicable premium set forth in the Subordinated Notes.

G. Commencement of the transaction contemplated by the Original Seller Credit Agreements.

                                   APPENDIX A

                   [Same as Appendix A to Pooling Agreement]

                                   APPENDIX A

                                  DEFINITIONS

     This is Appendix A to (a) the Purchase Agreement (as hereinafter defined)
             ----------
and (b) the Pooling Agreement (as hereinafter defined).

     A.  Defined Terms.  As used in the Purchase Agreement, the Pooling
         -------------
Agreement or any Supplement, as the case may be (unless the context requires a different meaning), the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acceptable Guarantee Instrument" means (a) an irrevocable letter of credit issued by a commercial bank having a short-term debt or certificate of deposit rating of at least "A-1+" from S&P, which letter of credit shall be a "direct pay" letter of credit, reasonably satisfactory in form and substance to the Trustee, or (b) a surety bond issued by an insurance company having a claims paying ability rating of at least "A-1+" from S&P; provided, that no letter of credit or surety bond shall constitute an Acceptable Guarantee Instrument until the Rating Agency Condition has been met with respect to the terms and conditions of the letter of credit or surety bond, as the case may be.

     "Account Agreements" means the Concentration Account Agreements and the Lockbox Agreements, as they may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Pooling Agreement.

     "Account Banks" means the Concentration Account Banks and the Lockbox
Banks.

     "Accrual Reserve" means, on any day, the product of (a) the aggregate amount of the accounting reserves or "contra" entries established by the Sellers on their books and records as of such day in respect of the Sellers' expected liability for Cash Discounts and (b) a factor which shall equal (i) prior to the date referred to in the following sentence, 1.75 and (ii) on and after that date, 0. The date for the change in the factor described in clause (b) above
                                                             ----------
will be the date, falling not later than 60 days after the Closing Date, upon which AmeriSource has (x) recalculated its Dilution statistics for each of the twelve most recent Calculation Periods ending prior to such date to give effect to the actual Cash Discounts taken during each such Calculation Period, (y) recalculated the Dilution Ratios for each such Calculation Period accordingly and (z) recalculated the then-current Dilution Reserve Ratio accordingly (and given effect to such recalculation in a Daily Report).

     "Accrued Carrying Costs" is defined in Section 4.03(a) of the Pooling Agreement.

     "Accumulation Account" is defined in Section 4.02(g) of the Pooling Agreement.

     "Accumulation Account Termination Date" is defined in Section 4.02(g) of the Pooling Agreement.

     "Accumulation Period" means, with respect to a Series of Investor Certificates or Purchased Interests, the period commencing on the Scheduled Accumulation Commencement Date that applies to that Series of Investor Certificates and ending on the earlier of (a) the Liquidation Commencement Date,
(b) the Pay-Out Period Commencement Date and (c) the Expected Final Payment Date for that Series.

     "Accumulation Period Commencement Date" means, with respect to a Series of Investor Certificates, the Scheduled Accumulation Commencement Date for the Series of Investor Certificates.

     "Adjusted Eligible Receivables" means, at any time, the excess of (a) the then aggregate Unpaid Balance of all Eligible Receivables in the Trust over (b) the Unapplied Cash held by the Trust.

     "Advances" has the meaning assigned to that term in the Original Seller Credit Agreement.

     "Adverse Claim" means any claim of ownership interest or any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

     "Affected Receivables" means, with respect to a Look Back Period, Available Receivables for each day during such Look Back Period.

     "Affiliate" when used with respect to a Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition, the term "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of such Person's voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the term "control."

     "Aged Receivables Ratio" means, as calculated in each Settlement Statement as of the Cut-Off Date for the related Calculation Period, a fraction (expressed as a percentage) having (a) a numerator that is the sum of (i) the aggregate Unpaid Balance of Receivables that were past due 121 to 150 days, as determined as of the Cut-Off Date for the most recently ended Calculation Period, plus (ii) the aggregate Unpaid Balance of Receivables that were written off as uncollectible during the most recently ended Calculation Period and that were not more than 150 days past due as of that Cut-Off Date and (b) a denominator that is the aggregate page A-2
amount payable pursuant to invoices giving rise to Receivables that were generated by the Seller during the Calculation Period that occurred five Calculation Periods prior to the most recently ended Calculation Period, as determined as of the Cut-Off Date for such prior Calculation Period.

     "Agent" means, with respect to a Series of Revolving Certificates, the bank or similar Person designated as the agent for the Revolving Purchasers in the Series' Revolving Certificate Purchase Agreement.

     "Aggregate Unpaid Balance" is defined in Section 2.1(b) of the Purchase Agreement.

     "Allocable Charged-Off Amount" is defined in Section 4.03(e) of the Pooling Agreement.

     "Allocable Daily Collections" means, with respect to any Series or Purchased Interest on any day, an amount equal to the product of:

          (a) a fraction, (i) the numerator of which is the Ratable Principal Amount of the Series or Purchased Interest and (ii) the denominator of which is the sum of the Ratable Principal Amounts of all then-outstanding Investor Certificates, all then outstanding Purchased Interests and the ARC Revolving Certificate, multiplied by

          (b) the amount of collected funds on deposit in the Master Collection Account on that day.

     "Alternate Base Rate" shall be as stated in the Supplement pursuant to which a Series of Certificates is offered.

     "AmeriSource" means AmeriSource Corporation, a Delaware corporation, or its successor in interest.

     "AmeriSource Certificate" is defined in Section 1.2(e) of the Purchase
                                             --------------
Agreement.

     "AmeriSource Person" means AmeriSource and each of its Subsidiaries and Affiliates other than ARC.

     "Applicable Rating Agencies" means each of the nationally recognized statistical rating agencies that, at the request of the Seller or ARC, has rated any then-issued and outstanding Series or Class of Investor Certificates.

     "Applicable Reserve Ratio" means, at any time, the greater of (a) the Minimum Required Reserve Ratio and (b) the sum of the Required Reserve Ratios then in effect.

                                                                        page A-3

     "Applicant" is defined in Section 6.07 of the Pooling Agreement.

     "ARC" means AmeriSource Receivables Corporation, a Delaware corporation, or its successor in interest.

     "ARC Allocation Percentage" means, on any Settlement Date after the Liquidation Commencement Date, a fraction with (a) a numerator that equals the ARC Revolving Amount (after giving effect to any adjustments pursuant to the Pooling Agreement on the Settlement Date), and (b) a denominator that equals the Invested Amount, in each case calculated as of the Settlement Date.

     "ARC Note" means the note defined in Section 3.2 of the Purchase Agreement, substantially in the form of Exhibit A to the Purchase Agreement.

     "ARC Revolving Amount" means, at any time, (a)(i) the ARC Revolving Initial Amount, plus (ii) all additions made to the ARC Revolving Amount pursuant to
Section 4.03 of the Pooling Agreement, minus (iii) all reductions in the ARC Revolving Amount made pursuant to Section 4.03 of the Pooling Agreement, minus
(b) the amount of all other principal payments made to ARC prior to such time in respect of the ARC Revolving Certificate and any Allocable Charged-Off Amounts (net of Net Recoveries) allocated to the ARC Revolving Certificate.

     "ARC Revolving Certificate" means the Revolving Certificate, substantially in the form of Exhibit G to the Pooling Agreement, that represents a right to receive a variable principal amount, was issued to ARC on the First Issuance Date (and any Revolving Certificate issued to ARC in replacement thereof or in exchange or substitution therefor), does not bear interest and was executed by ARC and authenticated by or on behalf of the Trustee.

     "ARC Revolving Initial Amount" means $            , being the initial
                                           ------------
principal amount of the ARC Revolving Certificate on the Closing Date.

     "Assignment of Claims Act" is defined in Section 2.03(E)(iii) of the Pooling Agreement.

     "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Authorized Officer" means, (a) with respect to ARC: Kurt J. Hilzinger, Vice President, John A. Kurcik, Vice President, Teresa Ciccotelli, Secretary, R. David Yost, Treasurer, Julie Frantz, Assistant Treasurer, (b) with respect to the Seller: Kurt J. Hilzinger, Vice President Finance and Treasurer, John A. Kurcik, Vice President, Controller

                                                                        page A-4
and Assistant Treasurer, Teresa Ciccotelli, Vice President and Secretary, M. Curtis Young, Corporate Asset Manager, Julie Frantz, Treasury Operations Manager and (c) with respect to the Servicer: Kurt J. Hilzinger, Vice President Finance and Treasurer, John A. Kurcik, Vice President, Controller and Assistant Treasurer, Teresa Ciccotelli, Vice President and Secretary, M. Curtis Young, Corporate Asset Manager, Julie Frantz, Treasury Operations Manager.

     "Available Final Distribution Amount" means, with respect to any Series, the amount that would be available in the Master Collection Account on the Series Sale Date for the Series for distribution to the Certificateholders of such Series.

     "Available Receivables" has the meaning assigned to such term in Section 1.2(c) of the Purchase Agreement.

     "Available Subordinated Amount" is defined in Section 4.03(e) of the Pooling Agreement.

     "Bank Accounts" means the Lockbox Accounts and the Concentration Accounts.

     "Base Amount" is defined in Section 4.03(b) of the Pooling Agreement.

     "Benchmark Percentage" shall be as stated in the definition of "Excess Concentration Balances".

     "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.12 of the Pooling Agreement; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates".

     "Borrowing Base" has the meaning assigned to such term in the Original Seller Credit Agreement.

     "Bridge Facility" means the transactions contemplated by the Supplement for the Series 1994-1 Certificates, as in effect on the Closing Date.

     "Business Day" means a day (other than a Saturday or Sunday) on which commercial banks in New York, New York are not authorized or required to be closed for business.

     "Calculation Period" means each period commencing on the first day of a Fiscal Month and ending on the last day of such Fiscal Month.

                                                                        page A-5

     "Carrying Cost Account" is defined in Section 4.02(b) of the Pooling Agreement.

     "Carrying Cost Reserve" is defined in Section 4.03(a) of the Pooling Agreement.

     "Carrying Costs" means, for any period, (a) Fixed Principal Yield, Investor Revolving Yield and PI Yield for the period, (b) interest payable by ARC on the ARC Note for the period (provided that this interest shall be included as "Carrying Costs" only for purposes of determining the Purchase Price Percentage pursuant to Section 2.2 of the Purchase Agreement), (c) the Servicing Fee for the period in the applicable amount provided for in Section 3.04 of the Pooling Agreement, (d) the operating expenses described in Section 7.02(m) of the Pooling Agreement for the period, and (e) other fees, costs and expenses incurred by ARC for the period and paid to third Persons who are not either AmeriSource or any of its Affiliates and by the Trustee for the period in connection with its duties under the Transaction Documents (in the case of the Trustee, to the extent not included in the Servicing Fee).

     "Cash Discounts" means the discount provided to certain of Seller's customers for payment within the terms of the invoice expressed as a percentage of the gross amount of the invoice.

     "Cash Transfer" means, with respect to any day, the aggregate amount of cash transferred by ARC to the Seller or its designee, whether in the form of Purchase Price payments or prepayments, payments on the ARC Note, payments of Servicing Fees, dividends, loans or otherwise.

     "Certificate" means any one of the Fixed Principal Certificates, the Revolving Certificates or the Residual Certificate.

     "Certificate Calculation Amount" means the result of (a) the Fixed Principal Calculation Amount plus (b) the Revolving Certificate Calculation Amount minus (c) the amount of funds on deposit in the Set-Aside Account.

     "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Invested Amount" means the sum of the Fixed Principal Invested Amount, plus the Investor Revolving Invested Amount.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                                                                        page A-6

     "Certificate Rate" means, with respect to any Certificate at any time, the fixed or variable rate of interest per annum applicable to the Series of which that Certificate is a part at such time, as the interest rate is calculated in accordance with the Supplement pursuant to which the Series is issued.

     "Certificate Register" means the register maintained pursuant to Section 6.03(a) of the Pooling Agreement, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Charged-Off Amount" means, with respect to any Calculation Period, an amount equal to (a) the amount of Receivables that became Charged-Off Receivables during such Calculation Period, minus (b) the amount of Recoveries received by the Servicer during such Calculation Period.

     "Charged-Off Receivable" means any Receivable that, consistent with the Credit and Collection Policy, has been or should have been charged-off as uncollectible.

     "Class" means, with respect to any Series, any class of Investor Certificates of that Series.

     "Class Allocation Percentage" means, with respect to any Class or Purchased Interest on any Settlement Date after the Liquidation Commencement Date, a fraction with (a) a numerator that equals the Class Invested Amount of that Class or PI Invested Amount of that Purchased Interest, and (b) a denominator that equals the sum of the Class Invested Amount or PI Invested Amount of each Subordinated Class and Subordinated Purchased Interest (if the Class Allocation Percentage is being calculated for a Subordinated Class or a Subordinated Purchased Interest) or of each Senior Class and Senior Purchased Interest (if the Class Allocation Percentage is being calculated for a Senior Class or a Senior Purchased Interest).

     "Class Invested Amount" means, with respect to any Class, the amount calculated as the invested amount of that Class pursuant to the applicable Supplement.

     "Clearing Agency" means, with respect to any Book-Entry Certificate, any Person designated as such by ARC, which person must be registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" is defined in Section 6.12(d) of the Pooling Agreement.

     "Closing Date" means December 13, 1994.

                                                                        page A-7

     "Collections" means all funds that are received by the Seller, ARC, the Servicer or the Trustee from or on behalf of any Obligor in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable or Related Asset, or otherwise applied to repay or discharge any Receivable (including insurance payments that the Seller, ARC or the Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods that were the subject of such Receivable).

     "Concentration Account" means any bank account that is created in accordance with, and to perform the functions contemplated for Concentration Accounts in, Section 3.03 of the Pooling Agreement.

     "Concentration Account Agreement" means a letter agreement, substantially in the form of Exhibit B to the Pooling Agreement (or such other form as is reasonably acceptable to the Trustee), among ARC, the Seller, a Concentration Account Bank and the Trustee that relates to one or more Concentration Accounts, as it may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Concentration Account Banks" means any of the banks at which one or more Concentration Accounts are maintained from time to time.

     "Concentration Factor" means, as of any Cut-Off Date, the greatest of (a) the "Benchmark Percentage" then in effect for purposes of clause (c) of the
                                                          ----------
definition of Excess Concentration Balances, (b) two multiplied by the "Benchmark Percentage" then in effect for purposes of clause (d) of that
                                                      ----------
definition, and (c) four multiplied by the "Benchmark Percentage" then in effect for purposes of clause (e) of that definition.
                ----------

     "Confidential Information" is defined in Section 13.21 of the Pooling Agreement.

     "Confirmation Notice" means a written notice given by the Seller Agent to the Trustee and the Servicer on a Business Day to the effect that the Seller Parties waive any rights to Affected Receivables arising during the then current Look Back Period, the receipt of which notice shall terminate such Look Back Period; provided, that if the Trustee shall receive such notice on any day other than a Business Day or later than 2:00 p. m., New York City time, on any Business Day, such notice will be deemed to have been received on the next Business Day.

     "Consolidated Subsidiary" means any Subsidiary or any other Person, some or all of the stock of which, or other equity interests in which, is owned (directly or indirectly) by AmeriSource and the accounts of which would be consolidated with those of AmeriSource in its consolidated financial statements as of such time in accordance with GAAP. For the purposes of this definition, the term "Consolidated Subsidiary" shall include ARC, unless otherwise specified in a Transaction Document.

                                                                        page A-8

     "Contract" means a contract or other written agreement between the Seller and any Person pursuant to or under which such Person shall be obligated to make payments in respect of any Receivable or Related Asset to the Seller from time to time.

     "Contributed Receivables" means all right, title and interest of AmeriSource in the Receivables (and Related Security in connection therewith) contributed by AmeriSource to ARC.

     "Controlled Accumulation Amount" means, with respect to a Series to which it applies, for any Settlement Date during an Accumulation Period with respect to such Series, the amount specified as the Controlled Accumulation Amount in the related Supplement.

     "Controlled Deposit Amount" means, with respect to any Series, for any Settlement Date during an Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Settlement Date and the Deficit Controlled Accumulation Amount, if any, for the immediately preceding Settlement Date.

     "Corporate Trust Office" means the principal office of the Trustee in Buffalo, New York, at which at any particular time its corporate trust business shall be principally administered.

     "Credit and Collection Policy" means, with respect to the Seller, its credit and collection policies and practices relating to the Contracts and Receivables of the Seller that the Seller has provided to ARC and the Trustee prior to the Closing Date, as such credit and collection policies may be modified without violating Section 6.3(b) of the Purchase Agreement or Section 7.02(g) of the Pooling Agreement. Notwithstanding the foregoing, as applied to any Successor Servicer, "Credit and Collection Policy" means the collection policies and practices of the Successor Servicer with respect to receivables like the Receivables.

     "Credit Exposure", with respect to any Series of Investor Revolving Certificates, is defined in the applicable Revolving Certificate Purchase Agreement.

     "Cut-Off Date" means the last day of any Calculation Period.

     "Daily Report" is defined in Section 3.05(c) of the Pooling Agreement.

     "Defeasance Account" is defined in Section 4.02(e) of the Pooling
Agreement.

     "Defeasance Allocation Percentage" means, on any Business Day with respect to any Series of Investor Certificates or Purchased Interest that is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period:

                                                                        page A-9

          (a) if no other Series of Investor Certificates or Purchased Interest is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period on that Business Day, the Investor Allocation Percentage on that Business Day, and

          (b) if at least one other Series of Investor Certificates or Purchased Interest is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period on that Business Day, the product of (i) the Investor Allocation Percentage on that Business Day multiplied by (ii) a fraction (A) the numerator of which is the Ratable Principal Amount of the Series or Purchased Interest for which the Defeasance Allocation Percentage is being calculated as of the Accumulation Period Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date for that Series or Purchased Interest and (B) the denominator of which is the sum of the Ratable Principal Amounts of each Series and each Purchased Interest that is in an Accumulation Period, a Pay-Out Period or Prepayment Accumulation Period, as of the Accumulation Period Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date for each.

     "Deficit Controlled Accumulation Amount" means, with respect to any Series,
(a) on the first Settlement Date with respect to an Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Settlement Date over the amount distributed from the Defeasance Account as the Principal Distribution Amount for such Settlement Date and (b) on each subsequent Settlement Date with respect to an Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Settlement Date over the amount distributed from the Defeasance Account as the Principal Distribution Amount for such subsequent Settlement Date.

     "Definitive Certificates" means any Certificate other than a Book-Entry Certificate.

     "Depositary Regulation S Certification" is defined in Section 6.03(i) of the Pooling Agreement.

     "Determination Date" means, with respect to any Receivable, the Business Day following its Origination Date.

     "Dilution" means, with respect to any Receivable, the aggregate reduction in the paid balance or Unpaid Balance of the Receivable on account of discounts, incorrect billings, credits, rebates, allowances, chargebacks, returned or repossessed goods, allowances for early payments and any other such reductions granted in the ordinary course of business that are unrelated to the inability of the Obligor to pay such Receivables, but excluding (prior to the date referred to in the final sentence of the definition of "Accrual Reserve") any amount representing Cash Discounts; provided, that for purposes of calculating the Dilution Ratio for any Calculation Period, the aggregate amount of checks written by the Seller to any Obligor page A-10
on account of rebates during such Calculation Period shall also be included as "Dilution"; provided, further that until the Report Date related to the December 1994 Cut-off Date, the aggregate amount of Dilution of the type referred to in the preceding proviso with respect to each relevant Cut-off Date shall be deemed to be $370,000.

     "Dilution Horizon Variable" means, at any time, a fraction having (a) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices generated by the Seller during the one Calculation Period ending on the most recent Cut-Off Date (as calculated on that Cut-Off Date) and (b) a denominator equal to the aggregate Unpaid Balance of all Eligible Receivables, as calculated on the most recent Cut-Off Date.

     "Dilution Ratio" means, as calculated in each Settlement Statement as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Receivables during the Calculation Period ending on the most recent Cut-Off Date, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated by the Seller during the preceding Calculation Period (so that, for example, if the Calculation Period specified in clause (a) corresponded to the March Fiscal Month, the Calculation Period in
- - - ----------
this clause (b) would be the one corresponding to the February Fiscal Month).
     ----------

     "Dilution Reserve Ratio" means, as calculated in each Settlement Statement, the result (expressed as a percentage), calculated as of the most recent Cut-Off Date, equal to:

          (a)(i) 1.75 multiplied by (ii) the average of the Dilution Ratios during the period of 12 consecutive Calculation Periods ending on the most recent Cut-Off Date, plus

          (b)(i) the highest Dilution Ratio during the period of 12 consecutive Calculation Periods ending on the most recent Cut-Off Date minus (ii) the amount described in clause (a)(ii), multiplied by (iii) a fraction having a
                         --------------
     numerator equal to the amount described in clause (b)(i) and a denominator
                                                -------------
     equal to the amount described in clause (a)(ii),
                                      --------------

     multiplied by:

          (c)  the Dilution Horizon Variable;

provided that the Dilution Reserve Ratio shall be recalculated on the 60th day following the Closing Date (or earlier if the necessary recalculations are completed prior to that date) to reflect the recalculations referred to in the final sentence of the definition of "Accrual Reserve."

     "Discount Rate" is defined in Section 2.2(d) of the Purchase Agreement.

                                                                       page A-11

     "Discount Rate Reserve" means, at any time, the positive excess (if any) of:

          (a) the accrued and unpaid Carrying Costs for the current Calculation Period plus any additional Carrying Costs expected to accrue through the end of the current Calculation Period, plus estimated Carrying Costs for the longer of (i) the immediately following Calculation Period or (ii) a period equal to 1.75 times the number of Turnover Days), over

          (b)  the balance in the Carrying Cost Account as of such time.

     "Disposition" is defined in Section 9.03(a)(i) of the Pooling Agreement.

     "Dollars" means dollars in lawful money of the United States of America.

     "Eligible Institution" means, with respect to any Series, the Eligible Institution specified in the related Supplement.

     "Eligible Inventory" has the meaning assigned to that term in the Original Seller Credit Agreement.

     "Eligible Investments" means any of the following:

          (a) deposit accounts that are established and maintained at a financial institution, the short-term debt securities or certificates of deposit of which have at the time of investment the highest short-term debt or certificate of deposit rating (as the case may be) available from the Applicable Rating Agencies, and that are held in the name of the Trustee in trust for the benefit of the Certificateholders, subject to the exclusive custody and control of the Trustee and for which the Trustee has sole signature authority; provided, however, that this clause shall not apply to the Lockbox Accounts or to the Trust Accounts,

          (b) marketable obligations of the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, that have a maturity date not later than the next succeeding Settlement Date,

          (c) marketable obligations directly and fully guaranteed by the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, that have a maturity date not later than the next succeeding Settlement Date, page A-12

          (d) banker's acceptances, certificates of deposit and other interest-bearing obligations denominated in Dollars (subject to the proviso at the end of this definition),

          (e) repurchase agreements (i) that are entered into with any financial institution having the ratings referred to in clause (a) and (ii)
                                                             ----------
     that are secured by a perfected first priority security interest in an obligation of the type described in clause (b) or (c); provided, however,
                                         ----------    ---
     that such obligation may mature later than the next succeeding Settlement Date if such bank is required to repurchase such obligation not later than the next succeeding Settlement Date; and provided further, that (i) the market value of the obligation with respect to which such bank has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such bank and (ii) the Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations,

          (f) guaranteed investment contracts entered into with any financial institution, the short-term debt securities of which have the highest short-term debt rating available from the Applicable Rating Agencies that, in each case, have a maturity date not later than the next succeeding Settlement Date,

          (g) commercial paper (except for commercial paper issued by the Seller or any Affiliate of the Seller) rated at the time of investment not less than "A-1+" or the equivalent thereof by the Applicable Rating Agencies and having a maturity date not later than the next succeeding Settlement Date, and

          (h) freely redeemable shares in open-end money market mutual funds (including such mutual funds that are offered by the Person who is acting as the Trustee or by any agent of such Person) that (i) maintain a constant net-asset value and (ii) at the time of such investment have been rated not less than "AAA\\m\\" or the equivalent thereof by S&P, provided, however, that (A) the Trustee shall only acquire banker's acceptances and certificates of deposit of, and enter into repurchase agreements with, institutions whose short-term obligations have been rated not less than "A-1+" or the equivalent thereof by the Applicable Rating Agencies and whose long-term obligations have been rated not less than "AA-" by S&P and (B) the securities, banker's acceptances, certificates of deposit, other obligations and repurchase agreements described above shall only constitute "Eligible Investments" if and to the extent that the Servicer is satisfied that the Trustee will have a perfected security interest therein for the benefit of the Certificateholders.

     "Eligible Obligor" means, at any time, an Obligor that satisfies the following criteria:

                                                                       page A-13

          (a) it has a place of business located in the United States of America or Puerto Rico or is otherwise subject to the jurisdiction of one or more courts in the United States of America or Puerto Rico,

          (b) it is not a direct or indirect Subsidiary of AmeriSource or any other entity with respect to which AmeriSource or any of its Subsidiaries owns, directly or indirectly, more than 50% of the entity's equity interests,

          (c) with respect to which no Event of Bankruptcy had occurred and was continuing as of the end of the most recent Calculation Period and is continuing; provided, however, that this clause shall not apply if a bankruptcy court has approved the Obligor's payment of its obligations on the Receivables,

          (d) as of the end of the most recent Calculation Period, no more than 50% of all Receivables of the Obligor were (for reasons other than disputes) aged more than 90 days past their respective due dates,

          (e) as of the end of the most recent Calculation Period, none of the past due Receivables of the Obligor included in the Receivables Pool were evidenced by promissory notes,

          (f) it is not an Obligor with whom the Seller has a "cash in advance" or "cash on account" arrangement, it being understood that a "same-day payment" arrangement will not constitute a "cash in advance" or "cash on account" arrangement,

          (g) if it is a State Obligor in the state of North Carolina, Arizona, Connecticut, Georgia, Idaho, Nebraska or Virginia, then it shall only be an Eligible Obligor to the extent that its consent to the assignment of the accounts receivable that it then or thereafter owes to the Seller shall have been received with respect to the transfers contemplated by the Transaction Documents or, at the election of ARC, a favorable opinion of counsel in that state to the effect that no consent is required shall have been provided to the Trustee, and for which the Rating Agency Condition has been satisfied, and

          (h) if it is a State Obligor in the state of Maryland, Montana or Utah, then it shall only be an Eligible Obligor to the extent that (i) the Rating Agency Condition has been satisfied and (ii) the notice shall have been given to the State Obligor with respect to the transfers contemplated by the Transaction Documents.

     "Eligible Receivable" means, at any time, a Receivable:

                                                                       page A-14

          (a) that arises from the sale of merchandise or services by the Seller in the ordinary course of (i) AmeriSource or (ii) any additional Seller that becomes a party to the Purchase Agreement pursuant to Section
     1.7 thereof,

          (b) that represents a bona fide obligation resulting from a sale of goods that have been shipped or services that have been performed and is due and payable not more than 120 days after the date on which the invoice for services or merchandise, the sale of which gave rise to such Receivable, is provided or delivered,

          (c) that, as of the end of the previous Calculation Period, was not aged more than 60 days past its original due date,

          (d) that (i) if the perfection of ARC's and the Trust's interests therein is governed by the laws of a jurisdiction where the UCC is in force, constitutes an account or a general intangible for the payment of money and not an instrument or chattel paper, as such terms are defined in the UCC and (ii) if the perfection of ARC's and the Trust's interests therein is governed by the law of any jurisdiction where the UCC is not in force, the Seller of the Receivable has furnished to the Trustee an Opinion of Counsel to the effect that the ownership interest of the Trust in the Trust Assets and other rights with respect thereto are not significantly less protected and favorable than such rights would be if secured by a perfected security interest under the UCC,

          (e)  the Obligor of which is an Eligible Obligor,

          (f) with regard to which both the representation and warranty of ARC in Section 2.03(a)(ii) of the Pooling Agreement and the representation and warranty of the relevant Seller in Section 5.1(k) of the Purchase Agreement are true and correct,

          (g) the transfer of which (including the sale of which by the applicable Seller to ARC and the transfer of which by ARC to the Trust) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance that applies to the Seller, ARC or the Trust, and the sale, assignment or transfer of which, and the granting of a security interest in which, does not require the consent of the Obligor thereof or any other Person, other than any such consent that has been obtained previously,

          (h) that is denominated and payable only in Dollars in the United States of America and is non-interest bearing; provided, however, that a Receivable shall not be deemed to be interest-bearing solely as a result of the Seller's imposition of an interest or other charge on any such Receivable that remains unpaid after its scheduled due date; and provided further, that, except for certain amounts included on page A-15
     the Closing Date, such interest charge or other charge shall not be included in the Unpaid Balance of a Receivable for purposes of calculating the Base Amount,

          (i) that arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law,

          (j) that is not subject to any asserted reduction (including any reduction on account of any offsetting account payable of ARC or the Seller to an Obligor or funds of an Obligor held by ARC or the Seller), cancellation, or refund or any dispute, offset, counterclaim, lien or defense whatsoever (except, with respect to State Obligors, Local Obligors or Federal Obligors, to the extent of the applicable Individual Group Reserve or Federal Set Off Reserve); provided, however, that a Receivable that is subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not subject to reduction, cancellation, refund, dispute, offset, counterclaim, lien or other defense,

          (k) that, together with the Contract related thereto, was created in accordance with, and conforms in all material respects with, all applicable laws, rules, regulations, orders, judgments, decrees and determinations of all courts and other governmental authorities (whether Federal, state, local or foreign and including usury laws),

          (l) that satisfies all applicable requirements of the Credit and Collection Policy of the Seller,

          (m) that has not been compromised, adjusted, satisfied, subordinated, rescinded or modified (including by extension of time or payment or the granting of any discounts, allowances or credits), except as permitted by
     Section 7.02(g) of the Pooling Agreement,

          (n) if owed by a Restricted Federal Obligor or a State Obligor, for which ARC shall have made the certification required by Section 3.06 of the Pooling Agreement with respect to such Restricted Federal Obligor or State Obligor as of the end of the most recent fiscal quarter of AmeriSource, and page A-16

          (o) if owed by a State Obligor or a Local Obligor in a Set Off Group, the Rating Agency Condition shall have been satisfied with respect to the State/Local Tax Period and Individual Group Reserves for such Set Off Group.

     "Eligible Servicer" means (a) AmeriSource, (b) the Trustee or (c) an entity that, at the time of its appointment as Servicer, (i) is servicing a portfolio of trade receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service professionally and competently a portfolio of trade receivables similar to the Receivables in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software that is adequate to perform its duties under the Pooling Agreement, and (v) is acceptable to the Applicable Rating Agencies as evidenced by satisfaction of the Rating Agency Condition.

     "End-of-the Day Seller Excess Borrowing Base" means, as of any day, the amount (which may be a positive or negative number) by which:

          (a) the Borrowing Base as set forth in the borrowing base certificate then most recently required to be delivered to the Seller Agent pursuant to the Original Seller Credit Agreement, exceeds

          (b) the pro forma Seller Outstandings at the end of such day, assuming that (i) the Seller Agent receives on such day any Segregated Cash that would, if the Look Back Period ended on such day, be payable by the Trust to ARC (and in turn by ARC to AmeriSource) and (ii) any Advance or Letter of Credit requested by AmeriSource on such day has been funded or issued (respectively), provided, however, that if an Event of Default or Unmatured Event of Default exists, the End-of-the-Day Seller Excess Borrowing Base shall be deemed to be zero.

     "Enhancement" means, with respect to any Series or Purchased Interest, any surety bond, letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account or guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Certificateholders of the Series or Purchaser of the Purchased Interest. The drawing on or payment of any Enhancement for the benefit of a Series or Class of Investor Certificates shall not be available to the Investor Certificateholders of any other Series or Class.

     "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any Holder of the Residual Certificate) the Certificates of which are subordinated to any Series or Class.

     "Equalization Account" is defined in Section 4.02(c) of the Pooling Agreement.

                                                                       page A-17

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute of similar import, together with any regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Estimated Base Amount" is defined in Section 3.05(c) of the Pooling Agreement.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of (i) in the case of any Person other than ARC, 60 days, and (ii) in the case of ARC, ten days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws (foreign or domestic) now or hereafter in effect, or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

     "Event of Default" (a) when used in connection with the Original Seller Credit Agreement, has the meaning assigned to that term in the Original Seller Credit Agreement, and (b) otherwise, has the meaning assigned to that term in the Replacement Credit Agreement.

     "Excess Concentration Balances" means for any Obligor, the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of the Adjusted Eligible Receivables, exceeds the following percentages for the following Obligors:

          (a)  100% for any Tier-1 Obligor,

                                                                       page A-18

          (b) 100% for (i) any Tier-2 Obligor or (ii) all Receivables owing from any foreign Obligor, payment of which is fully supported by a direct pay letter of credit that is (A) issued by a domestic banking institution rated at least "A" by the Applicable Rating Agencies and (B) assigned to the Trustee,

          (c)  10% for any Tier-3 Obligor,

          (d)  5% for any Tier-4 Obligor, and

          (e) 2% for any Tier-5 Obligor; provided, however, with respect to the two Obligors (other than State Obligors and Local Obligors) that represent the two highest percentages of Adjusted Eligible Receivables in this category, the percentage will be 3%,

(each of the percentages above being herein called a "Benchmark Percentage"); provided, that ARC may, by notice in any Settlement Statement (and after satisfying the Rating Agency Condition) increase or decrease the Benchmark Percentage. Any change to a Benchmark Percentage shall result in a corresponding change to the Concentration Factor and hence in the Minimum Required Reserve Ratio, as set forth in the definitions thereof.

     "Excess Specified Obligor Balance" means, on any day, (a) the aggregate amount of otherwise Eligible Receivables due from Specified Obligors minus (b) 3% of the Adjusted Eligible Receivables.

     "Exchange Date" is defined in Section 6.12(c) of the Pooling Agreement.

     "Expected Final Payment Date" means, with respect to any Series, the date specified as the Expected Final Payment Date in the related Supplement.

     "Federal Funds Rate" shall be as stated in the Supplement pursuant to which a Series of Certificates is issued.

     "Federal Obligor" means the United States of America or any department, agency or instrumentality thereof; provided, that any such department, agency or instrumentality may be recharacterized as other than a Federal Obligor if AmeriSource shall have presented the Applicable Rating Agencies with evidence that such Person is not entitled to set off for obligations owed to other Federal Obligors and the Rating Agency Condition shall have been satisfied with respect to such recharacterization.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "Federal Set Off Reserve" means:

                                                                       page A-19

          (a) on any day prior to the Settlement Date relating to the April, 1995 Cut-Off Date, it shall be $5,868,679; provided that if the Seller shall not have made the Federal income tax payment owed by it on January 15, 1995 or March 15, 1995, the aggregate amount of the Seller's tax liability accrued prior to that date will be added to the Federal Set Off Reserve for purposes of this clause (a), and
                                  ----------
          (b) on any day occurring thereafter, (i) the aggregate amount of Federal income taxes and withholding taxes accrued by the Seller during the calendar quarter ending prior to the most recent Settlement Date (the "Benchmark Quarter's Federal Taxes") plus (ii) one-ninetieth of the Benchmark Quarter's Federal Taxes for each day that has elapsed since the last payment of Federal income taxes by the Seller plus (iii) the aggregate amount of any Federal income taxes and withholding taxes accrued by the Seller prior to the current calendar quarter that have not been paid;

provided, however, that in no event shall the Federal Set Off Reserve exceed the aggregate Unpaid Balance of Eligible Receivables owed by Restricted Federal Obligors.

     "Final Maturity Date" is defined in the ARC Note.

     "Final Scheduled Payment Date" is defined in Section 12.01(a) of the Pooling Agreement.

     "Financial Advisors" means the financial advisors denominated as such in a Revolving Certificate Purchase Agreement.

     "First Issuance Date" means the Closing Date.

     "Fiscal Month" means a fiscal month of AmeriSource.

     "Fixed Principal Calculation Amount" means, as of the opening of business on any day, the Fixed Principal Invested Amount for all outstanding Series of Fixed Principal Certificates.

     "Fixed Principal Certificate" means any Certificate of any Series that is not a Revolving Certificate or the Residual Certificate.

     "Fixed Principal Initial Invested Amount" means (a) with respect to any Series of Fixed Principal Certificates, its aggregate principal amount on the Closing Date or the Subsequent Issuance Date (as applicable) for the Series, as is stated in the Supplement pursuant to which it is issued and (b) with respect to all Fixed Principal Certificates, the aggregate initial principal amount of all then-issued and outstanding Fixed Principal Certificates.

                                                                       page A-20

     "Fixed Principal Interest" is defined in Section 4.01 of the Pooling Agreement.

     "Fixed Principal Invested Amount" means, at any time, (a) with respect to any Series of Fixed Principal Certificates, an amount equal to (i) the Fixed Principal Initial Invested Amount with respect to such Series minus (ii) the aggregate amount of (x) principal payments made to the Holders of such Series of Fixed Principal Certificates prior to such time in respect of such Series of Fixed Principal Certificates, (y) all funds on deposit in the Principal Funding Account and the Defeasance Account with respect thereto, and (z) any Investor Allocable Charged-Off Amount (net of Investor Net Recoveries) with respect thereto, and (b) with respect to all Series of Fixed Principal Certificates, the sum of the amounts calculated pursuant to clause (a) with respect to each such
                                          ----------
Series.

     "Fixed Principal Yield" means the scheduled interest payable in respect of Fixed Principal Certificates as computed by reference to the applicable Certificate Rate(s).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity in the United States of America or any applicable foreign jurisdiction that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, agrees to purchase or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

     "Highest Bid" means the highest cash purchase offer for a Series received by the Servicer pursuant to Section 12.01 of the Pooling Agreement.

     "Holder" means the Person in whose name a Certificate is registered in the Certificate Register or a Person who holds a Purchased Interest.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of AmeriSource, any qualification or exception to such opinion or certification that is of a "going concern" or similar nature.

                                                                       page A-21

     "Indebtedness" of any Person means, without duplication:

          (a) all of its obligations for borrowed money and all of such Person's obligations evidenced by bonds, debentures, notes or other similar instruments,

          (b) all of its obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized leases, and

          (c) whether or not so included as liabilities in accordance with GAAP, all of its obligations to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by an Adverse Claim on property owned or being purchased by it (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by it or is limited in recourse.

For purposes of the Transaction Documents, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which it is a general partner or a joint venturer.

     "Indemnified Losses" is defined in Section 7.03(a) of the Pooling
Agreement.

     "Indemnified Party" is defined in Section 7.03(a) of the Pooling Agreement.

     "Independent Director" is defined in Section 7.02(n) of the Pooling Agreement.

     "Individual Group Reserve" means with respect to any Set Off Group on any day, (a) 90 multiplied by the State/Local Tax Per Diem plus (b) an amount equal to the State/Local Tax Per Diem for each day that has elapsed since the end of the most recent State/Local Tax Period plus (iii) the aggregate amount of any state/local income tax obligations accrued prior to the current State/Local Tax Period that have not been paid; provided that if Servicer shall have elected to exclude Receivables owed by all Obligors in a Set Off Group from the Eligible Receivables on any day, the Individual Group Reserve for that Set Off Group on such day shall be zero; and provided further, that the Individual Group Reserve for any Set Off Group shall not exceed the aggregate Unpaid Balance of Eligible Receivables owed by Obligors in such Set Off Group.

     "Initial Cut-Off Date" means the Business Day immediately preceding the Closing Date.

     "Initial Invested Amount" means (a) with respect to any Fixed Principal Certificate, the related Fixed Principal Initial Invested Amount, (b) with respect to any Investor Revolving Principal Certificate, the related Investor Revolving Initial Invested Amount and (c) with respect to any Purchased Interest, the related PI Initial Invested Amount.

                                                                       page A-22

     "Intercreditor Agreement" means (a) during Phase I, an intercreditor agreement substantially in the form of Exhibit O-1 to the Pooling Agreement between the Seller Agent and the Trustee, and (b) during Phase II, an intercreditor agreement substantially in the form of Exhibit O-2 of the Pooling Agreement between the Seller Agent and the Trustee.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Inventory Advance Rate" means at any time the advance rate percentage then applied to Eligible Inventory for purposes of calculating the Borrowing Base.

     "Inventory Credit Agreement" means the Amended and Restated Credit Agreement, and all exhibits thereto, dated as of December 13, 1994, among AmeriSource, General Electric Capital Corporation, as Agent and Managing Agent, Bankers Trust Company, as Issuing Lender and Managing Agent, certain Co-Agents and certain Lenders, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

     "Invested Amount" means, at any time, (a) the Fixed Principal Invested Amount at such time plus (b) the Revolving Certificate Invested Amount at such time plus (c) the PI Invested Amount at such time.

     "Investor Allocable Charged-Off Amount" is defined in Section 4.03(e) of the Pooling Agreement.

     "Investor Allocation Percentage" means, on any Business Day, a fraction (expressed as a percentage) (a) the numerator of which is the sum of the Ratable Principal Amounts of all outstanding Series of Investor Certificates and Purchased Interests as of (i) in the case of a Series of Investor Certificates or Purchased Interests that is in an Accumulation Period, Pay-Out Period or Prepayment Accumulation Period, the applicable Accumulation Period Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date and (ii) in the case of a Series of Investor Certificates or Purchased Interest that is in a Revolving Period and is not in a Prepayment Accumulation Period, that Business Day and (b) the denominator of which is the sum of the numerator plus the Ratable Principal Amount of the ARC Revolving Certificate as of that day.

     "Investor Certificateholder" means the Person in whose name an Investor Certificate is registered in the Certificate Register.

     "Investor Certificates" means the Fixed Principal Certificates and the Investor Revolving Certificates.

     "Investor Exchange" is defined in Section 6.10(a) of the Pooling Agreement.

                                                                       page A-23

     "Investor Initial Invested Amount" means the sum of the Fixed Principal Initial Invested Amount, the Investor Revolving Initial Invested Amount and the PI Initial Invested Amount.

     "Investor Invested Amount" means (a) the Fixed Principal Invested Amount plus (b) the Investor Revolving Invested Amount plus (c) the PI Invested Amount.

     "Investor Net Recoveries" is defined in Section 4.03(e) of the Pooling Agreement.

     "Investor Repayment Amount" means, at any time, the sum of (i) the Certificate Calculation Amount, (ii) the PI Calculation Amount, plus (iii) the aggregate amount of all other Obligations.

     "Investor Revolving Certificate" means any Certificate of any Series that is designated as a Series of Investor Revolving Certificates in the Supplement pursuant to which the Series is issued.

     "Investor Revolving Certificateholder" means the Person in whose name an Investor Revolving Certificate is registered in the Certificate Register.

     "Investor Revolving Certificate Rate" means, with respect to any Investor Revolving Certificate, the rate of interest per annum applicable to the Investor Revolving Certificate at such time, as the interest rate is calculated in accordance with the Supplement pursuant to which the Series is issued.

     "Investor Revolving Initial Invested Amount" means (a) with respect to any Series of Investor Revolving Certificates, its aggregate principal amount on the Closing Date or any Subsequent Issuance Date (as applicable) for such Series, as is stated in the Supplement pursuant to which it is issued and (b) with respect to all then-issued and outstanding Investor Revolving Certificates, the aggregate initial principal amount of all Investor Revolving Certificates.

     "Investor Revolving Invested Amount" means, at any time:

          (a)  with respect to any Series of Investor Revolving Certificates,
     (i)(A) the Investor Revolving Initial Invested Amount with respect to such Series plus (B) all additions made to the Investor Revolving Invested Amount with respect to such Series pursuant to Section 4.03 of the Pooling Agreement plus (C) all additions to the principal amount of Investor Revolving Certificates of such Series made pursuant to Section 6.11 of the Pooling Agreement, minus (ii)(A) all reductions in the Investor Revolving Invested Amount with respect to Investor Revolving Certificates of such Series made pursuant to Section 4.03 of the Pooling Agreement plus (B) the aggregate amount of all other principal payments made to the Holders of such Series prior to page A-24
     such time in respect of such Series plus (C) the aggregate amount of all funds on deposit in the Principal Funding Account and the Defeasance Account with respect thereto plus (D) any Investor Allocable Charged-Off Amounts (net of Investor Net Recoveries) allocated to such Series, and

          (b) with respect to all Series of Investor Revolving Certificates, the sum of the amounts calculated pursuant to clause (a) with respect to
                                                   ----------
     each such Series.

     "Investor Revolving Yield" means scheduled interest payable in respect of the Investor Revolving Certificates at the applicable Investor Revolving Certificate Rate(s).

     "Involuntary Adverse Claim" means a lien in favor of the Internal Revenue Service or the PBGC on any Trust Assets.

     "Lead Placement Agent" means the Person designated as such by ARC in connection with the issuance of any Certificates.

     "Letter of Credit" has the meaning assigned to that term in the Original Seller Credit Agreement.

     "Letter of Credit Obligations" has the meaning assigned to that term in the Original Seller Credit Agreement.

     "Letter of Representations" means the agreement among ARC, the Trustee and the applicable Clearing Agency, with respect to any Book-Entry Certificates, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Liquidation Commencement Date" means the earlier to occur of (a) the Scheduled Liquidation Commencement Date and (b) the date on or following a Liquidation Event that is the Liquidation Commencement Date by operation of
Section 9.01 of the Pooling Agreement.

     "Liquidation Event" is defined in Section 9.01 of the Pooling Agreement.

     "Liquidation Period" means the period commencing on the Liquidation Commencement Date.

     "Local Obligor" means any county, municipal or other local government or any department, agency or instrumentality thereof.

     "Lockbox Accounts" means the bank accounts, maintained at those certain locations described in Schedule 2 to the Pooling Agreement, into which Collections from Receivables are deposited, and any bank account that is hereafter created in accordance with, and to page A-25
perform the functions contemplated for "Lockbox Accounts" in, Section 3.03 of the Pooling Agreement.

     "Lockbox Agreement" means any of the letter agreements delivered in connection with the Pooling Agreement and any other letter agreement, substantially in the form of Exhibit A to the Pooling Agreement (or such other form as is reasonably acceptable to the Trustee), among a Lockbox Bank, the Seller, the Servicer and the Trustee that relates to one or more Lockbox Accounts, as they may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Lockbox Bank" means any of the banks at which one or more Lockbox Accounts are maintained from time to time.

     "Look Back Period" has the meaning assigned to such term in Section 1.2(e) of the Purchase Agreement.

     "Loss Discount" is defined in Section 2.2(b) of the Purchase Agreement.

     "Loss Reserve Ratio" means, as calculated in each Settlement Statement, the result (expressed as a percentage) equal to (a) two multiplied by (b) the highest average of the Aged Receivables Ratio for any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Seller during the three Calculation Periods preceding or ending on the most recent Cut-Off Date, and (ii) a denominator equal to the Adjusted Eligible Receivables, as determined on the most recent Cut-Off Date, multiplied by (d) the Payment Term Variable as of the most recent Cut-Off Date.

     "Loss to Liquidation Ratio" means, as calculated in each Settlement Statement, a fraction (a) the numerator of which is the aggregate Unpaid Balance of Receivables (net of recoveries) that were written off as uncollectible or (without duplication) converted into promissory notes during the three preceding Calculation Periods in accordance with the Credit and Collection Policy of the Seller, and (b) the denominator of which is the aggregate amount of Collections on the Receivables received during the three Calculation Periods.

     "Majority Investors" means Holders of Investor Certificates and Purchasers holding Purchased Interests that collectively evidence more than 50% of the Investor Invested Amount.

     "Mark-Up Percentage" means 2.5%.

                                                                       page A-26

     "Master Collection Account" is defined in the Section 4.02(b) of the Pooling Agreement.

     "Material Adverse Effect" means, with respect to any AmeriSource Person and to any event or circumstance and at any time, a material adverse effect on (a) the ability of that Person to perform its obligations under any Transaction Document or (b) the validity, enforceability or collectibility of any Receivables, Related Assets or Contracts that, individually or in the aggregate, represent or evidence a right to payment in excess of 5% of the aggregate Unpaid Balance of the Receivables at such time.

     "Maximum Bridge Funding" means the aggregate Stated Amounts of Investor Revolving Certificates issued pursuant to the Bridge Facility.

     "Maximum Take Out Funding" means (a) the aggregate principal amounts of Fixed Principal Certificates issued pursuant to the Take Out Facility plus (b) the aggregate Stated Amounts of Investor Revolving Certificates or Purchased Interests issued pursuant to the Take Out Facility.

     "Member Organization" is defined in Section 6.12(c) of the Pooling
Agreement.

     "Minimum Required Reserve Ratio" means the sum, as of any Cut-Off Date, of:

          (a)  the Concentration Factor for the Cut-Off Date, plus

          (b) the average of the Dilution Ratios for the twelve preceding Collection Periods ending on the Cut-Off Date, multiplied by the Dilution Horizon Variable for the Cut-Off Date,

provided, that in no event shall the Minimum Required Reserve Ratio be less than 14%.

     "Minimum Return" means, with respect to the Receivables sold or contributed on any day by the Seller to ARC, (a) the Inventory Advance Rate multiplied by
(b) one minus the sum of the Mark-Up Percentage and the Returned Goods Percentage multiplied by (c) the aggregate Unpaid Balance of such Receivables; provided, that the Minimum Return shall in no event exceed 70% of the aggregate Unpaid Balance of such Receivables.

     "Net Eligible Receivables" means, at any time, (a) the Adjusted Eligible Receivables minus (b) the then aggregate amount of all Excess Concentration Balances with respect to all Obligors minus (c) the then Accrual Reserve, minus
(d) the Federal Set Off Reserve, minus (e) the State/Local Set Off Reserve, minus (f) the Excess Specified Obligor Balance.

                                                                       page A-27

     "Net Recoveries" means, with respect to any Calculation Period, an amount equal to (a) the amount of Recoveries received in such Calculation Period minus
(b) the amount of Receivables that became Charged-Off Receivables in such Calculation Period.

     "New Issuance" is defined in Section 6.10(a) of the Pooling Agreement.

     "Noncomplying Receivables and Dilution Adjustment" is defined in Section 3.1(b) of the Purchase Agreement.

     "Notes Receivable" means any right to payment of Seller recorded by it in its books and records as a receivable that is not a Receivable.

     "Obligations" means (a) all obligations of ARC, the Seller and a Servicer to the Trustee, the Trust, any other Indemnified Party, the Investor Certificateholders and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, and (b) all obligations of a Seller to ARC, any other RPA Indemnified Party and their respective successors, transferees and assigns, arising under or in connection with the Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "Obligor" means a Person obligated to make payments on a Receivable.

     "Officer's Certificate" means, unless otherwise specified in the Pooling Agreement or in any Supplement, a certificate signed by an Authorized Officer of ARC or the initial Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by the President, any Vice President or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, that, in the case of any of the foregoing, is delivered to the Trustee.

     "144A Book-Entry Certificate" is defined in Section 6.12(b) of the Pooling Agreement.

     "Opinion of Counsel" means a written opinion of counsel, who shall be reasonably acceptable to the Trustee.

     "Original Intercreditor Mechanics" shall mean Sections 1.2 and 8.2 of the Purchase Agreement and Exhibits O-I and O-II to the Pooling Agreement.
                       ------------     ----

     "Original Obligations" means all obligations of the Seller under the Original Seller Credit Agreement, other than contingent obligations which have not been identified in a notice to the Seller on the date on which all commitments of the Seller Parties thereunder have terminated and all Advances and Letter of Credit Obligations have been paid.

                                                                       page A-28

     "Original Seller Credit Agreement" means:

          (a)  the Inventory Credit Agreement, or

          (b) any agreement entered into by AmeriSource to refinance any other Original Seller Credit Agreement; provided, that (i) parties to such agreement shall have executed and delivered to the Trustee, for the benefit of the Trustee, the Investor Certificateholders and the Purchasers, an intercreditor agreement substantially in the form of Exhibit O-1 of the Pooling Agreement and such other consents, releases and other documents as the parties to the Original Seller Credit Agreement shall have executed for the benefit of the Trustee, and (ii) the Seller shall have elected, by written notice to the Trustee, to classify such agreement as the Original Seller Credit Agreement, as the same may be amended, modified or restated from time to time.

     "Original Stop Date Conditions" shall exist when (a) there is a Shortfall and the End-of-the-Day Excess Borrowing Base does not equal or exceed zero, or
(b) any other Event of Default shall have occurred and be continuing.

     "Origination Date" means, with respect to a Receivable, the date on which such Receivable is originated.

     "Owner Regulation S Certification" is defined in Section 6.03(i) of the Pooling Agreement.

     "Paired Series" means, collectively, each Series that has been paired with a prefunded Series and such prefunded Series.

     "Paying Agent" means any paying agent appointed pursuant to Section 6.06 of the Pooling Agreement and shall initially be the Trustee.

     "Payment Term Variable" means, as calculated in each Settlement Statement as of the most recently ended Cut-Off Date, (a) 1.0, if the weighted average of the number of days after the original invoice date on which Receivables will become due and payable (the "Payment Days") is not more than 39 days, (b) 1.167, if the weighted average of the Payment Days is 40 to 49 days, (c) 1.333, if the weighted average of the Payment Days is 50 to 59 days or (d) 1.500 if the weighted average of the Payment Days is 60 to 69 days; provided, however, that, if the weighted average of the Payment Days exceeds 69 days, the Payment Term Variable shall be determined by calculating the sum of (x) 1.500, and (y) 0.125 for each ten-day increment by which the weighted average Payment Days exceeds 69 days, it being understood that the same number shall apply for all weighted average Payment Days that fall within a ten-day range. For purposes of the foregoing, the weighted average of the Payment Days, if not a whole number, will be rounded to the nearest whole number (with 0.5 being rounded up).

                                                                       page A-29

     "Pay-Out Event" means, with respect to any Series of Investor Certificates, any event defined as such in the Supplement pursuant to which the Series was issued.

     "Pay-Out Period" means, with respect to any Series of Investor Certificates, the period commencing on the Pay-Out Period Commencement Date that applies to the Series of Investor Certificates and ending on the date on which all such Series of Investor Certificates shall have been paid in full.

     "Pay-Out Period Commencement Date" means, with respect to any Series of Investor Certificates, the date on which a Pay-Out Event for the Series occurs.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Adverse Claims" means, at any time, one or more involuntary Adverse Claims; provided, that (a) the aggregate amount secured by all such Adverse Claims does not exceed $2,000,000, (b) AmeriSource, the Sellers and/or ARC (as applicable) shall be maintaining reserves against such amount in accordance with GAAP, and (c) AmeriSource, the Sellers and/or ARC (as applicable) shall be contesting such Adverse Claims in good faith and by appropriate proceedings.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Phase I" means the period from the Closing Date until all Original Obligations have been paid in full and all commitments of the Seller Parties to lend or issue letters of credit thereunder have been terminated.

     "Phase II" means the period following the end of Phase I.

     "PI Agreement" means, with respect to any Purchased Interest, an agreement or agreements executed and delivered in connection with the sale of the Purchased Interest, all amendments thereof and supplements thereto, and the Parallel Purchase Commitment (as defined in the PI Agreement), if any, entered into in connection therewith.

     "PI Calculation Amount" means, as of the opening of business on any day, the PI Invested Amount in the aggregate for all Purchased Interests as of the opening of business on such day.

     "PI Initial Invested Amount" means (a) with respect to any Purchased Interest, its aggregate principal amount on the date of the first purchase made pursuant to the related PI Agreement and (b) with respect to all then-outstanding Purchased Interests, the sum of the amounts calculated pursuant to clause (a) with respect to each.
- - - ----------

                                                                       page A-30

     "PI Invested Amount" means, at any time:

          (a) with respect to any Purchased Interest, an amount equal to the difference between (i) the sum of (A) the PI Initial Invested Amount with respect to such Purchased Interest plus (B) all additions made to the PI Invested Amount with respect to such Purchased Interest pursuant to Section
     4.03 of the Pooling Agreement minus (ii) the sum of (A) all reductions in the PI Invested Amount with respect to such Purchased Interest made pursuant to Section 4.03 of the Pooling Agreement, (B) the aggregate amount of all other principal payments made to the Purchaser of such Purchased Interest prior to such time in respect of such Purchased Interest, (C) the aggregate amount of all funds on deposit in the Principal Funding Account, the Defeasance Account and the Purchaser Account with respect thereto, and
     (D) the amount of any Investor Allocable Charged-Off Amounts (net of Investor Net Recoveries) allocated to such Purchased Interest, and

          (b) with respect to all Purchased Interests, an amount equal to the sum of the amounts calculated pursuant to clause (a) with respect to each
                                               ----------
     Purchased Interest.

     "PI Rate" means, with respect to any Purchased Interest at any time, the fixed or variable rate of interest per annum applicable to that Purchased Interest at such time, as such interest rate is calculated in accordance with the applicable PI Agreement.

     "PI Yield" means scheduled yield payable in respect of the Purchased Interests at the applicable PI Rates.

     "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of December 13, 1994, among ARC, as transferor, AmeriSource, as initial Servicer, and the Trustee, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

     "Prepayment Accumulation Commencement Date" means, with respect to any Series, the date specified in any notice of optional prepayment given by ARC to the Trustee pursuant to the Supplement relating to the Series.

     "Prepayment Accumulation Period" means the period commencing on the Prepayment Accumulation Commencement Date and ending on the earlier to occur of
(a) the Liquidation Commencement Date, (b) the Pay-Out Period Commencement Date, and (c) the date on which the full amount to be prepaid, plus the applicable Prepayment Premium, shall have been accumulated in the Defeasance Account.

     "Prepayment Premium" means, with respect to each Series, the amount specified in its Supplement.

                                                                       page A-31

     "Principal Accumulation Amount" means, with respect to any Series or Purchased Interest, for any Settlement Date occurring during the Accumulation Period, the sum of the amounts set aside in the Defeasance Account with respect to that Series or Purchased Interest during the preceding Calculation Period, and the amount so set aside on each Business Day during the Accumulation Period (until the portion of the Invested Amount allocable to such Series or Purchased Interest has been provided for in full) will equal the product of (a) the Defeasance Allocation Percentage for that Series or Purchased Interest and (b) the balance of Collections available in the Master Collection Account, after making any required transfers to the Carrying Cost Account.

     "Principal Distribution Amount" means (a) for any Settlement Date occurring after the Calculation Period in which the Liquidation Period commences, with respect to any Class of Investor Certificates or Purchased Interest, the product of (i) the balance of Collections in the Master Collection Account that were deposited therein prior to the end of the preceding Calculation Period remaining after application thereof as provided in clause First of Section 4.03(h) of the Pooling Agreement (and, in the case of any Subordinated Class or Subordinated Purchased Interest, after application thereof to the repayment in full of all Senior Classes and Senior Purchased Interests) and (ii) the Class Allocation Percentage of such Class or Purchased Interest, and (b) for any Settlement Date occurring after the Calculation Period in which a Pay-Out Period commences, with respect to any Series of Investor Certificates or Purchased Interest, an amount equal to the amount calculated in the same manner as the Principal Accumulation Amount with respect to a Settlement Date in the Accumulation Period.

     "Principal Funding Account" is defined in Section 4.02(e) of the Pooling Agreement.

     "Process Agent" is defined in Section 10.7 of the Purchase Agreement.

     "Program" means the transactions contemplated in the Transaction Documents.

     "Publication Date" is defined in Section 9.03(a) of the Pooling Agreement.

     "Purchase" means each purchase of Receivables and Related Assets by ARC from the Seller under the Purchase Agreement.

     "Purchase Agreement" means the Receivables Purchase Agreement, dated as of December 13, 1994, between the Seller and ARC, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms and with the Pooling Agreement.

     "Purchased Assets" is defined in Section 1.1 of the Purchase Agreement.

                                                                       page A-32

     "Purchased Interest" means a fluctuating undivided ownership interest in the Trust Assets, purchased pursuant to the PI Agreement related thereto, that shall include the right to receive, to the extent necessary to make required payments to Purchasers at the time and in the amounts specified in the related PI Agreement, the portion of Collections allocable to such Purchased Interest pursuant to the Pooling Agreement and the PI Agreement, funds on deposit in the Master Collection Account allocable to the Purchased Interest pursuant to the Pooling Agreement and the PI Agreement, funds on deposit in any related Purchaser Account and funds available pursuant to any related Enhancement.

     "Purchase Discount Reserve Ratio" is defined in Section 2.2(c) of the Purchase Agreement.

     "Purchased Receivables" is defined in Section 1.1 of the Purchase
Agreement.

     "Purchase Price" is defined in Section 2.1(b) of the Purchase Agreement.

     "Purchase Price Credit" is defined in Section 3.1(d) of the Purchase Agreement.

     "Purchase Price Percentage" is defined in Section 2.2(a) of the Purchase Agreement.

     "Purchase Termination Date" means the earlier to occur of (a) the date specified by the Seller pursuant to Section 8.1 of the Purchase Agreement and
(b) any event referred to in Section 8.2 of the Purchase Agreement.

     "Purchaser" means a purchaser, or any owner by permitted assignment, of a Purchased Interest.

     "Purchaser Account" means any deposit, trust, escrow or similar account maintained exclusively for the benefit of any Purchaser and not for the benefit of ARC or any Investor Certificateholder, as specified in any PI Agreement, which account shall not be a Trust Asset.

     "Purchaser Agent" means, with respect to each Purchased Interest, the agent who shall act on behalf of all the related Purchasers and who shall be specified as such in the related PI Agreement.

     "Ratable Principal Amount" means, as to any Series or Class of Investor Certificates, any Purchased Interest or the ARC Revolving Certificate, the outstanding principal amount thereof, except that:

          (a) if so provided in the Supplement pursuant to which a Series or Class of Investor Certificates is issued, the Ratable Principal Amount of that Series or Class may be greater or less than its outstanding principal amount, page A-33

          (b) if so provided in the PI Agreement relating to a Purchased Interest, the Ratable Principal Amount of that Purchased Interest may be greater or lesser than its outstanding principal amount, and

          (c) if so provided in any Supplement or PI Agreement, the Ratable Principal Amount of the ARC Revolving Certificate may be greater or less than its outstanding principal amount.

     "Rating Agency Condition" means, with respect to any action, that the Applicable Rating Agency has notified the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is an Applicable Rating Agency.

     "Receivable" means any right of the Seller to payment from or on behalf of an Obligor (other than any of the Seller's Subsidiaries or Affiliates) satisfying the requirement set out in clause (a) of the definition of "Eligible
                                      ----------
Obligor," whether constituting an account,

chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services by the Seller and includes the right to payment of any interest or finance charges and other obligations of the Obligor with respect thereto; provided, however, that until such time (and only until such time) as the Seller notifies ARC of the discontinuation of sales of Receivables described in Section 1.8 of the Purchase Agreement, receivables of the Seller shall, whether or not described above, be "Receivables" (but not "Eligible Receivables").

     "Receivables Pool" means at any time all then outstanding Receivables.

     "Records" means all Contracts, purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by ARC, the Seller or the Servicer with respect to the Purchased Assets, the Trust Assets and/or the related Obligors.

     "Recoveries" means all Collections received by the Trust in respect of any Charged-Off Receivable held by the Trust.

     "Regulation S Book-Entry Certificate" is defined in Section 6.12(c) of the Pooling Agreement.

     "Regulation S Temporary Book-Entry Certificate" is defined in Section 6.12(c) of the Pooling Agreement.

     "Related Assets" is defined in Section 1.1 of the Purchase Agreement.

                                                                       page A-34

     "Related Contributed Assets" is defined in Section 2(c) of the Subscription Agreement.

     "Related Purchased Assets" is defined in Section 1.1 of the Purchase Agreement.

     "Related Security" means, with respect to any Receivable, (a) all of the Seller's right, title and interest in and to the goods, if any, relating to the sale that gave rise to the Receivable, excluding any Returned Goods, (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of the Receivable, whether pursuant to the Contract related to the Receivable or otherwise, and (c) all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivable whether pursuant to the Contract related to the Receivable or otherwise.

     "Related Transferred Assets" is defined in Section 2.01(a) of the Pooling Agreement.

     "Replacement Seller Credit Agreement" means any agreement (other than an agreement referred to in clause (b) of the definition of Original Seller Credit
                         ----------
Agreement) entered into by AmeriSource to refinance the Original Seller Credit Agreement; provided, that (i) the parties to such agreement shall have executed and delivered to the Trustee, for the benefit of the Trustee, the Investor Certificateholders and the Purchasers, an intercreditor agreement substantially in the form of Exhibit O-2 to the Pooling Agreement and such other consents, releases and other documents as the parties to the Original Seller Credit Agreement shall have executed for the benefit of the Trustee, and (ii) the Seller shall have elected, by written notice to the Trustee, to classify such Agreement as the Replacement Seller Credit Agreement, as the same may be amended, modified or restated from time to time.

     "Replacement Stop Date Conditions" shall exist when (a) any Event of Default shall have occurred and be continuing, and (b) any Unmatured Event of Default shall have occurred and be continuing; provided, that such Unmatured Event of Default relates to (i) failure of the Seller to make a payment of principal or interest when due, or (ii) the value or enforceability of the collateral for the Replacement Seller Credit Agreement.

     "Report Date" means the Business Day that is three Business Days prior to a Settlement Date.

     "Required Investors" means Holders of Investor Certificates that evidence at least 66-2/3% of the Investor Invested Amount.

     "Required Reserve Ratios" means, as calculated in each Settlement Statement, (a) the Loss Reserve Ratio and (b) the Dilution Reserve Ratio.

                                                                       page A-35

     "Required Reserves" means, at any time, (a) the Net Eligible Receivables multiplied by (b) the Applicable Reserve Ratio.

     "Required Series Holders" means, at any time, (a) with respect to any action to be taken by Holders of any Series of Fixed Principal Certificates, Holders of the Series of Fixed Principal Certificates that evidence at least 66-2/3% of the Fixed Principal Invested Amount with respect to such Series of Fixed Principal Certificates, and (b) with respect to any action to be taken by Holders of any Series of Investor Revolving Certificates, Holders of the Series of Investor Revolving Certificates that evidence at least 66-2/3% of the aggregate Stated Amount of the Series of Investor Revolving Certificates.

     "Requisite Lenders" has the meaning assigned to that term in the Original Seller Credit Agreement.

     "Residual Certificate" means the Certificate, executed by ARC and authenticated by or on behalf of the Trustee, that is substantially in the form of Exhibit H to the Pooling Agreement.

     "Residual Interest" is defined in Section 4.01 of the Pooling Agreement.

     "Responsible Officer" means, when used with respect to the Trustee, (a) any officer within the Corporate Trust Office (or any successor group of the Trustee), including any vice president, assistant vice president or any officer or assistant trust officer of the Trustee customarily performing functions similar to those performed by the persons who hold the office of vice president, assistant vice president, or assistant secretary and (b) any other officer within the Corporate Trust Office with direct responsibility for the administration of the Pooling Agreement or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

     "Restricted Federal Obligor" means any Federal Obligor other than an Unrestricted Federal Obligor.

     "Returned Goods" means all right, title and interest of the Seller or its assigns in and to goods and/or merchandise, the sale of which gave rise to Receivables that have been returned to, repossessed by or foreclosed on by AmeriSource (as Seller or Servicer).

     "Returned Goods Percentage" means 1%.

     "Revolving Certificate Calculation Amount" means, as of the opening of business on any day, the Revolving Certificate Invested Amount.

     "Revolving Certificate Interest" is defined in Section 4.01 of the Pooling Agreement.

                                                                       page A-36

     "Revolving Certificate Invested Amount" means, at any time, an amount equal to the sum of (a) the ARC Revolving Amount at such time, plus (b) the Investor Revolving Invested Amount at such time.

     "Revolving Certificate Purchase Agreement" means, for a Series of Investor Revolving Certificates, the agreement in which, with the Series' Supplement, the terms and provisions applicable to the Series are set out.

     "Revolving Certificates" means the Investor Revolving Certificates and the ARC Revolving Certificate.

     "Revolving Period" means, with respect to each Series, the period before the commencement of the earliest of the Liquidation Period or any applicable Accumulation Period, Pay-Out Period or Prepayment Accumulation Period.

     "RPA Indemnified Losses" is defined in Section 9.1 of the Purchase
Agreement.

     "RPA Indemnified Party" is defined in Section 9.1 of the Purchase
Agreement.

     "Sale Date" means, with respect to any Series and unless otherwise specified in the applicable Supplement, the first anniversary of the day on which the Revolving Period for the Series ends.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Scheduled Accumulation Commencement Date" means, with respect to a Series to which it applies, the date specified as such in the Supplement pursuant to which the Series is issued.

     "Scheduled Liquidation Commencement Date" means the date that is 18 months after the Pay-Out Period Commencement Date for the latest maturing Series of Investor Certificates.

     "Scheduled Pay-Out Commencement Date" means, with respect to any Series of Revolving Certificates, the date specified as such in the Supplement pursuant to which the Series of Revolving Certificates is issued.

     "Securities Act" means the Securities Act of 1933, as it may be amended from time to time.

     "Segregated Cash" means, as of any day in a Look Back Period, the excess (if any) of (a) the aggregate amount of funds then on deposit in the Equalization Account, over (b) the aggregate amount of funds that would be required to be on deposit in the Equalization page A-37

Account on such day to cause the sum of (i) the Certificate Calculation Amount plus (ii) the PI Calculation Amount minus (iii) funds then on deposit in the Equalization Account to equal the Base Amount.

     "Seller" means AmeriSource; provided, however, that such term also shall include any Subsidiary of AmeriSource that becomes a party to the Purchase Agreement pursuant to Section 1.7 thereof and shall exclude any Person that is terminated as a Seller pursuant to Section 1.8 thereof.

     "Seller Adjustment" is defined in Section 4.03(d) of the Pooling Agreement.

     "Seller Agent" means (a) General Electric Capital Corporation, as Administrative Agent and Managing Agent under the Original Seller Credit Agreement, and any successor thereto in such capacity, and (b) any agent under a Replacement Seller Credit Agreement.

     "Seller Assignment Certificate" means an assignment by the Seller, substantially in the form of Exhibit B to the Purchase Agreement, evidencing ARC's ownership of the Receivables (excluding the Contributed Receivables) and Related Assets generated by the Seller, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Purchase Agreement.

     "Seller Change Event" is defined in Section 3.05(e) of the Pooling
Agreement.

     "Seller Credit Agreement" shall mean the Original Seller Credit Agreement or the Replacement Seller Credit Agreement, whichever is in effect.

     "Seller Dilution Adjustment" is defined in Section 3.5(b) of the Purchase Agreement.

     "Seller Noncomplying Receivable" means a Receivable that does not meet the criteria set forth in the definition of Eligible Receivables (after excluding
(a) the criteria contained in clause (c) of such definition and (b) the criteria
                              ----------
contained in clause (d) or (e) of the definition of Eligible Obligor).
             ----------    ---

     "Seller Noncomplying Receivables Adjustment" is defined in Section 3.5(a) of the Purchase Agreement.

     "Seller Outstandings" means the sum of the outstanding principal amount of the Advances plus the outstanding face amount of the Letter of Credit Obligations.

     "Seller Parties" shall mean the parties to the Seller Credit Agreement (other than AmeriSource).

     "Seller Receivables Review" is defined in Section 6.1(c) of the Purchase Agreement.

                                                                       page A-38

     "Seller Transaction Documents" means the Purchase Agreement, the Seller Assignment Certificates, the Subscription Agreement and the Account Agreements.

     "Senior Class" means any Class of Investor Certificates that is identified as a "Senior Class" in the applicable Supplement.

     "Senior Interest" is defined in the ARC Note.

     "Senior Purchased Interest" means any Purchased Interest that is identified as a "Senior Purchased Interest" in the applicable PI Agreement.

     "Series" means any Series of Investor Certificates issued pursuant to
Section 6.10 of the Pooling Agreement.

     "Series Sale Date" means, with respect to any Series, the date specified as the Sale Date for the Series in the related Supplement.

     "Servicer" means at any time the Person then authorized pursuant to Article III of the Pooling Agreement to service, administer and collect Receivables and Related Transferred Assets.

     "Servicer Default" is defined in Section 10.01 of the Pooling Agreement.

     "Service Transfer" is defined in Section 10.02(b) of the Pooling Agreement.

     "Servicing Fee" is defined in Section 3.04 of the Pooling Agreement.

     "Set-Aside Account" is defined in Section 4.02(f) of the Pooling Agreement.

     "Set Off Group" means, initially, with respect to each state, all State and Local Obligors arising for such state; provided, however, that, with respect to any state, if the Rating Agency Condition has been satisfied after AmeriSource shall have provided the Applicable Rating Agencies with information to the effect that: (a) the State Obligors in that state could not set off taxes owed by AmeriSource to such State Obligors against Receivables owed by Local Obligors in that state to AmeriSource, and (b) the Local Obligors in that state could not set off taxes owed by AmeriSource to such Local Obligors against Receivables owed by State Obligors in that state to AmeriSource, then AmeriSource could elect to create several separate Set Off Groups for that state, one of which would contain all of such State Obligors and each other of which would contain a Local Obligor; and, provided further, that an Unrestricted State/Local Obligor need not be included in any Set Off Group.

     "Settlement Date" means, with respect to any Calculation Period, the 24th Business Day following the Cut-Off Date for such Calculation Period.

                                                                       page A-39

     "Settlement Statement" is defined in Section 3.05(d) of the Pooling Agreement.

     "Specified Obligor" means State Obligors in Kentucky, Louisiana, Nevada and Vermont, and State and Local Obligors in Alabama.

     "Shortfall" is defined in Section 1.2(c) of the Purchase Agreement.

     "State/Local Set Off Reserve means, on any day, the aggregate amount of the Individual Group Reserves for all Set Off Groups.

     "State/Local Tax Per Diem" means, for any Set Off Group, (a) the amount of state and local tax obligations of the Seller to Obligors in such Set Off Group accrued during the calendar quarter ending prior to the most recent Settlement Date, whether remitted to the applicable State and Local Obligor quarterly, monthly or otherwise, divided by (b) 90.

     "State/Local Tax Period" means, for any Set Off Group, the period selected by AmeriSource, subject to satisfaction of the Rating Agency Condition.

     "State Obligor" means any state or any department, agency or instrumentality thereof.

     "Stated Amount" means, as to any Investor Revolving Certificate or Purchased Interest, the maximum principal amount that may be required to be funded by the Holder of such Investor Revolving Certificate or Purchaser, as applicable, as determined pursuant to the applicable Supplement or PI Agreement.

     "Stop Date Conditions" mean (a) during the term of the Original Seller Credit Agreement (and until all Original Obligations are paid in full), the Original Stop Date Conditions, and (b) thereafter, the Replacement Stop Date Conditions.


     "Stop Date Notice" means a written notice given by the Seller Agent to the Trustee and the Servicer on a Business Day, to the effect that (a) the Stop Date Conditions have occurred and are continuing, and (b) under the Seller Credit Agreement, the Seller Agent has instructed the Seller to stop selling Receivables to ARC under the Purchase Agreement; provided, that if the Trustee shall receive such notice later than 11:15 a. m., New York City time, on any day, such notice shall be deemed to have been received on the next Business Day.

     "Subordinated Class" means any Class of Investor Certificates that is identified as a "Subordinated Class" in the applicable Supplement.

     "Subordinated Purchased Interest" means any Purchased Interest that is identified as a "Subordinated Purchased Interest" in the applicable PI Agreement.

                                                                       page A-40

     "Subscription Agreement" means the Subscription and Stockholder Agreement, dated as of December 13, 1994, between the Seller and ARC, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Purchase Agreement and the Pooling Agreement.

     "Subsequent Issuance" is defined in Section 6.10(a) of the Pooling
Agreement.

     "Subsequent Issuance Date" is defined in Section 6.10(b) of the Pooling Agreement.

     "Subsequent Issuance Investor Certificates" is defined in Section 6.02(b) of the Pooling Agreement.

     "Subsequent Issuance Notice" is defined in Section 6.10(b) of the Pooling Agreement.

     "Sub-Servicer" is defined in Section 3.01(b) of the Pooling Agreement.

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

     "Successor Servicer" is defined in Section 10.02(a) of the Pooling
Agreement.

     "Supplement" means each Supplement (including any related documents, such as a Revolving Certificate Purchase Agreement) executed by ARC, the Servicer and the Trustee on each Subsequent Issuance Date, into each of which agreements the terms and provisions of the Pooling Agreement shall be incorporated by reference and in each of which the terms and provisions applicable to the Series of Certificates to be issued thereby shall be set out, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms and with the Pooling Agreement.

     "Syndication Documents" means the documents prepared in connection with the syndication of the Bridge Facility, as identified in one or more letter agreements between ARC and the initial purchaser of Investor Certificates issued under the Bridge Facility.

     "Take Out Facility" means the transactions contemplated by the Program Documents, as amended, modified or supplemented (including any amendments, modifications or supplements implemented by means of Supplements and PI Agreements) in order to refinance or (as contemplated by Section 10.12 of the Revolving Certificate Purchase Agreement included in the Bridge Facility) restructure the Bridge Facility.

                                                                       page A-41

     "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal and Pennsylvania and New York state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (c) in the case of the original issuance of any Series or Class of Investor Certificates, the Investor Certificates of the new Series will properly be characterized as debt or partnership interests.

     "Terminating Seller" is defined in Section 1.8(a) of the Purchase
Agreement.

     "Termination Notice" is defined in Section 10.01 of the Pooling Agreement.

     "Tier-1 Obligor" means any Obligor that has (a) a commercial paper rating from the Applicable Rating Agencies of at least "A-1+" (or its equivalent) or
(b) a senior actual or implied debt rating from the Applicable Rating Agencies of at least "AAA" (or its equivalent).

     "Tier-2 Obligor" means any Obligor (other than a Tier-1 Obligor) that has
(a) a commercial paper rating from the Applicable Rating Agencies of at least "A-1" (or its equivalent) or (b) a senior actual or implied debt rating from the Applicable Rating Agencies of at least "A+" (or its equivalent).

     "Tier-3 Obligor" means any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) that has (a) a commercial paper rating from the Applicable Rating Agencies of at least "A-2" (or its equivalent) or (b) a senior actual or implied debt rating from the Applicable Rating Agencies of at least "BBB+" (or its equivalent).

     "Tier-4 Obligor" means any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) that has (a) a commercial paper rating from the Applicable Rating Agencies of at least "A-3" (or its equivalent) or (b) a senior actual or implied debt rating from the Applicable Rating Agencies of at least "BBB-" (or its equivalent).

     "Tier-5 Obligor" means any Obligor other than a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

     "Transaction Documents" means the Purchase Agreement, the Pooling Agreement, each Supplement and each PI Agreement.

     "Transfer Agent and Registrar" means any transfer agent and registrar appointed pursuant to Section 6.03(a) of the Pooling Agreement and shall initially be the Trustee.

     "Transfer Value" is defined in Section 1.2(c) of the Purchase Agreement.

                                                                       page A-42

     "Transferee Regulation S Certification" is defined in Section 6.03(i) of the Pooling Agreement.

     "Transferred Assets" is defined in Section 1.1 of the Purchase Agreement.

     "Trust" means the AmeriSource Receivables Master Trust created by the Pooling Agreement.

     "Trust Accounts" means the accounts described in Sections 4.02(b), (c),
(e), (f) and (g) of the Pooling Agreement and any accounts required to be established pursuant to any Supplement that are designated as Trust Accounts in that Supplement.

     "Trust Assets" is defined in Section 2.01(a) of the Pooling Agreement.

     "Trustee" means Manufacturers and Traders Trust Company, in its capacity as trustee on behalf of the Trust, or its successor-in-interest, or any successor trustee appointed as provided in the Pooling Agreement.

     "Turnover Days" means, at any time, the product of (a) the sum of the beginning and ending Unpaid Balances of Receivables during the immediately preceding Calculation Period divided by two, multiplied by (b) 30, divided by the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated during the Calculation Period.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Unapplied Cash" means, at any time, cash received by the Trustee but not then identified by the Servicer as Collections on a particular Receivable.

     "Unfunded Certificate" is defined in Section 6.10(a) of the Pooling Agreement.

     "Unmatured Event of Default" means an event or condition that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     "Unmatured Liquidation Event" means any event that, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

     "Unpaid Balance" of any Receivable means at any time the unpaid amount thereof as shown in the books of the Servicer at such time.

     "Unrestricted Book-Entry Certificate" is defined in Section 6.12(c) of the Pooling Agreement.

                                                                       page A-43

     "Unrestricted Federal Obligor" means a Federal Obligor that has waived in writing its right to set off (a) amounts owed by the Seller to it against (b) Receivables owed by it to the Seller; provided, however, that if such waiver shall only apply to certain Receivables, such Federal Obligor shall be an Unrestricted Federal Obligor only to the extent of such Receivables.

     "Unrestricted State/Local Obligor" means a State Obligor or Local Obligor that has waived, or is otherwise not entitled to exercise, any right to withhold payments on Receivables owed by it on account of setoff; provided that evidence of such waiver or lack of entitlement shall have been presented to the Applicable Rating Agencies and the Rating Agency Condition shall have been satisfied with respect to classification of such Obligor as an Unrestricted State/Local Obligor.

     "Variable Amount" is defined in Section 4.03(c) of the Pooling Agreement.

     B.  Other Terms.  All accounting terms not specifically defined herein
         -----------
shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Transaction Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Transaction Document shall control. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. As used in the Transaction Documents, the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings. All references to any Person shall include such Person's permitted successors.

     C.  Computation of Time Periods.  Unless otherwise stated in the Purchase
         ---------------------------
Agreement or the Pooling Agreement, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     D.  Reference; Captions.  The words "hereof", "herein" and "hereunder" and
         -------------------
words of similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; and references to "Section", "subsection", "Schedule" and "Exhibit" in any Transaction Document are references to Sections, subsections, Schedules and Exhibits in or to such Transaction Document unless otherwise specified in such Transaction Document. The various captions (including the tables of contents) in each Transaction Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Transaction Document.

                                                                       page A-44